EXHIBIT 10.23







                          SALE AND SERVICING AGREEMENT

                           Dated as of October 1, 2002

                                      among

                   CBC INSURANCE REVENUE SECURITIZATION, LLC,
                                   as Issuer,

                       LONG, MILLER & ASSOCIATES, L.L.C.,
                    in its individual capacity and as Seller,

                         CLARK/BARDES CONSULTING, INC.,
               in its individual capacity and as initial Servicer,

                           BNY MIDWEST TRUST COMPANY,
              not in its individual capacity, but solely as Trustee

                                       and

                            BNY ASSET SOLUTIONS LLC,
          not in its individual capacity, but solely as Backup Servicer

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
ARTICLE I             DEFINITIONS................................................................................1

         Section 1.1           Definitions.......................................................................1

         Section 1.2           Usage of Terms...................................................................16

         Section 1.3           Calculations.....................................................................16

         Section 1.4           Section References...............................................................16

         Section 1.5           No Recourse......................................................................16

ARTICLE II            CONVEYANCE OF RECEIVABLES.................................................................16

         Section 2.1           Purchase and Sale of Receivables.................................................16

         Section 2.2           Custody of Receivable Files......................................................17

         Section 2.3           Conditions Precedent.............................................................18

         Section 2.4           Representations, Warranties and Covenants of the Seller..........................20

         Section 2.5           Repurchase of Receivables Upon Breach of Certain Representations and Warranties..22

         Section 2.6           Issuer's Assignment of Administrative Receivables and Warranty Receivables.......23

         Section 2.7           Protection of Right, Title and Interest..........................................23

         Section 2.8           Restrictions on Liens............................................................24

         Section 2.9           Sale.............................................................................24

         Section 2.10          Indemnification By the Seller....................................................25

         Section 2.11          Representations and Warranties of the Issuer.....................................25

         Section 2.12          [Reserved].......................................................................27

         Section 2.13          Covenants Regarding Termination or Exchange of Insurance Policies; No Merger,
                               Etc..............................................................................27

ARTICLE III           ADMINISTRATION AND SERVICING OF RECEIVABLES...............................................29

         Section 3.1           Duties of the Servicer...........................................................29

         Section 3.2           Collection of Receivable Payments................................................30

         Section 3.3           Representations, Warranties and Covenants of Servicer............................30

         Section 3.4           Purchase of Receivables Upon Breach of Covenant..................................35

         Section 3.5           Servicing Fee; Payment of Certain Expenses by Servicer...........................35

         Section 3.6           Servicer's Certificate...........................................................36

         Section 3.7           Annual Statement as to Compliance; Notice of Servicer Termination Event; Financial
                               Statements.......................................................................36

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         Section 3.8           Annual Independent Accountants' Report...........................................37

         Section 3.9           Access to Documentation and Information Regarding Receivables....................37

         Section 3.10          Duties of the Servicer under the Indenture.......................................38

         Section 3.11          Appointment and Powers of Backup Servicer........................................39

         Section 3.12          Information to be Furnished to Rating Agency.....................................39

ARTICLE IV            DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS..................................................39

         Section 4.1           Accounts.........................................................................39

         Section 4.2           Collections......................................................................41

         Section 4.3           Additional Deposits and Withdrawals..............................................42

         Section 4.4           Distributions....................................................................42

         Section 4.5           Trustee as Agent.................................................................44

         Section 4.6           Statements to Noteholders........................................................44

ARTICLE V             RESERVE ACCOUNT...........................................................................45

         Section 5.1           Initial Deposit..................................................................45

         Section 5.2           Withdrawals from Reserve Account.................................................45

ARTICLE VI            SERVICER AS CUSTODIAN.....................................................................46

         Section 6.1           Duties of Servicer as Custodian..................................................46

         Section 6.2           Instructions; Authority to Act...................................................47

         Section 6.3           Custodian's Indemnification......................................................47

         Section 6.4           Effective Period and Termination.................................................47

ARTICLE VII           SERVICER..................................................................................47

         Section 7.1           Liability of Servicer; Indemnities...............................................47

         Section 7.2           Merger or Consolidation of, or Assumption of the Obligations of the Servicer or
                               Backup Servicer..................................................................48

         Section 7.3           Limitation on Liability of Servicer, Backup Servicer and Others..................49

         Section 7.4           Delegation of Duties.............................................................50

         Section 7.5           Servicer and Backup Servicer Not to Resign.......................................50

ARTICLE VIII          SERVICER TERMINATION EVENTS...............................................................51

         Section 8.1           Servicer Termination Event.......................................................51

         Section 8.2           Consequences of a Servicer Termination Event.....................................52

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         Section 8.3           Appointment of Successor Servicer................................................53

         Section 8.4           Notification to Noteholders......................................................54

         Section 8.5           Waiver of Past Defaults..........................................................54

ARTICLE IX            TERMINATION...............................................................................54

         Section 9.1           Optional Purchase of All Receivables.............................................54

ARTICLE X             MISCELLANEOUS PROVISIONS..................................................................55

         Section 10.1          Amendment........................................................................55

         Section 10.2          Protection of the Receivables....................................................56

         Section 10.3          GOVERNING LAW....................................................................57

         Section 10.4          Severability of Provisions.......................................................57

         Section 10.5          Assignment.......................................................................57

         Section 10.6          Third-Party Beneficiaries........................................................58

         Section 10.7          Counterparts.....................................................................58

         Section 10.8          Notices..........................................................................58

         Section 10.9          WAIVER OF TRIAL BY JURY..........................................................58

         Section 10.10         Nonpetition Covenant.............................................................59
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Exhibit A         Assignment
Exhibit B         Servicer's Certificate
Exhibit C         Accountants' Report
Exhibit D         Form of Letter of Direction

Schedule A        Schedule of Receivables
Schedule B        Representations and Warranties of the Seller
Schedule C        Servicing Policy and Procedures
Schedule D        Maximum Outstanding Note Principal Balance
Schedule E        Probability of Survival

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         THIS SALE AND SERVICING AGREEMENT, dated as of October 1, 2002, is made among CBC INSURANCE REVENUE SECURITIZATION, LLC, a Delaware limited liability company, as Issuer (the "Issuer"), LONG, MILLER & ASSOCIATES, L.L.C., a North
Carolina limited liability company, in its capacity as Seller (together with its successors and permitted assigns, "Seller"), CLARK/BARDES CONSULTING, INC., a
Delaware corporation in its individual capacity ("CBC") and in its capacity as initial Servicer (the "Servicer"), BNY MIDWEST TRUST COMPANY, an Illinois
corporation, not in its individual capacity, but solely as Trustee (together with its successors and permitted assigns in such capacity, the "Trustee") and
BNY ASSET SOLUTIONS LLC, a Delaware limited liability company, not in its individual capacity, but solely as Backup Servicer (together with its successors and permitted assigns in such capacity, the "Backup Servicer").

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. All terms defined in the Indenture (as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.8.

         Additional Compensation: Any commission or compensation in excess of the commission or compensation rates identified with respect to a Receivable in the Schedule of Receivables, including, without limitation any commission bonuses based upon the volume of insurance policies sold during any specified period or any increase in such commission or compensation rates negotiated after the Cutoff Date.

         Administrative Receivable: With respect to any Quarterly Period, a
Receivable which the Servicer is required to purchase pursuant to Section 3.4 on the Deposit Date following such Quarterly Period.

         Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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         Agreement: This Sale and Servicing Agreement, including all amendments and supplements hereto and all exhibits and schedules to any of the foregoing.

         Amount Available: With respect to any Payment Date, the sum of (i) the Net Available Funds for the immediately preceding Determination Date, plus (ii) the Reserve Account Draw Amount, if any, with respect to such Payment Date, plus
(iii) if the sum of such Net Available Funds and such Reserve Account Draw
Amount is less than the sum of the amounts payable on such Payment Date pursuant to clauses first through eleventh of Section 4.4, an amount equal to the lesser of (x) such deficiency and (y) the Retained Available Funds for such Payment
Date.

         Assignment: An assignment from the Seller to the Issuer, dated the Closing Date, in substantially the form of Exhibit A hereto.

         Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date less the aggregate Split
Commissions Amount for the related Quarterly Period, if any, (ii) all amounts deposited in the Collection Account in respect of Purchased Receivables as of the related Deposit Date, and (iii) without duplication, all income from investments of funds in the Trust Accounts during the related Quarterly Period;
it being expressly understood that "Available Funds" shall not include any amounts that constitute "Additional Compensation".

         Backup Servicer: As set forth in the introductory paragraph of this Agreement, including any successor thereto pursuant to the terms of this Agreement.

         Business Day: Any day other than a Saturday, Sunday, legal holiday or other day on which federal and commercial banking institutions in the State of New York, Texas, Illinois or North Carolina or in the State of the principal place of business of any successor Servicer, successor Issuer or successor
Trustee, are authorized or obligated by law, executive order or governmental decree to be closed.

         BNY: Means The Bank of New York, a New York banking corporation, together with its successors and permitted assigns.

         Case: At any time, with respect to any Receivable, the group of related insurance policies issued to the same owner by the same Obligor on the same date, taken as a whole.

         CBI: Clark/Bardes, Inc., a Delaware corporation and direct parent of CBC.

         CBC: As set forth in the introductory paragraph of this Agreement.

         CBFS: Clark/Bardes Financial Services, Inc., a California corporation.

         Class A Notes: As defined in the Indenture.

         Class A-1 Interest Carryover Shortfall: With respect to any Payment
Date, the excess of the sum of the Class A-1 Quarterly Interest Payment Amount for the preceding Payment Date

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and any outstanding Class A-1 Interest Carryover Shortfall on such preceding
Payment Date, over the amount of the Class A-1 Interest Payment Amount that was actually paid to the Holders of the Class A-1 Notes in respect of such preceding
Payment Date, plus, to the extent permitted by applicable law, 90 days' interest computed on the basis of a 360-day year on the amount of interest due but not paid to Holders of the Class A-1 Notes on the preceding Payment Date, at the Class A-1 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         Class A-1 Interest Payment Amount: With respect to any Payment Date, the sum of the Class A-1 Quarterly Interest Payment Amount for such Payment Date and the Class A-1 Interest Carryover Shortfall for such Payment Date.

         Class A-1 Interest Rate: 3.52% per annum.

         Class A-1 Notes: As defined in the Indenture.

         Class A-1 Note Balance: Initially, the original principal amount of the Class A-1 Notes issued by the Issuer on the Closing Date and, as of any date of determination thereafter, the aggregate outstanding principal balance of the Class A-1 Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Class A-1 Notes on or prior to such date.

         Class A-1 Principal Payment Amount: With respect to any Payment Date
(other than the Final Scheduled Payment Date or any Payment Date following the occurrence and continuance of a Payout Trigger), the Quarterly Principal Payment
Amount for such Payment Date; provided, however, the Class A-1 Principal Payment
Amount shall not exceed the Class A-1 Note Balance prior to the distribution on such Payment Date. The "Class A-1 Principal Payment Amount" on the Final
Scheduled Payment Date and following the occurrence and continuance of a Payout
Trigger will equal the Class A-1 Note Balance prior to the distribution on such Payment Date.

         Class A-1 Quarterly Interest Payment Amount: With respect to any
Payment Date, 90 days' interest computed on the basis of a 360-day year (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date computed on the basis of a 360-day year) at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Holders of the Class A-1 Notes in respect of such preceding Payment
Date (or, in the case of the first Payment Date, on the Closing Date).

         Class A-2 Interest Carryover Shortfall: With respect to any Payment
Date, the excess of the sum of the Class A-2 Quarterly Interest Payment Amount for the preceding Payment Date and any outstanding Class A-2 Interest Carryover
Shortfall on such preceding Payment Date, over the amount of the Class A-2
Interest Payment Amount that was actually paid to the Holders of the Class A-2
Notes in respect of such preceding Payment Date, plus, to the extent permitted by applicable law, 90 days' interest computed on the basis of a 360-day year on the amount of interest due but not paid to Holders of the Class A-2 Notes on the preceding Payment Date, at the

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Class A-2 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         Class A-2 Interest Payment Amount: With respect to any Payment Date, the sum of the Class A-2 Quarterly Interest Payment Amount for such Payment Date and the Class A-2 Interest Carryover Shortfall for such Payment Date.

         Class A-2 Interest Rate: 5.54% per annum.

         Class A-2 Notes: As defined in the Indenture.

         Class A-2 Note Balance: Initially, the original principal amount of the Class A-2 Notes issued by the Issuer on the Closing Date and, as of any date of determination thereafter, the aggregate outstanding principal balance of the Class A-2 Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Class A-2 Notes on or prior to such date.

         Class A-2 Principal Payment Amount: With respect to any Payment Date that occurs before the date on which the Class A-1 Notes are paid in full, an amount equal to zero, and with respect to any other Payment Date (other than the Final Scheduled Payment Date or any Payment Date following the occurrence and continuance of a Payout Trigger) that occurs on or after the date on which the Class A-1 Notes have been paid in full, the Quarterly Principal Payment Amount for such Payment Date; provided, however, the Class A-2 Principal Payment Amount shall not exceed the Class A-2 Note Balance prior to the distribution on such Payment Date. The "Class A-2 Principal Payment Amount" on the Final Scheduled
Payment Date and following the occurrence and continuance of a Payout Trigger will equal the Class A-2 Note Balance prior to the distribution on such Payment
Date.

         Class A-2 Quarterly Interest Payment Amount: With respect to any
Payment Date, 90 days' interest computed on the basis of a 360-day year (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date computed on the basis of a 360-day year) at the Class A-2 Interest Rate on the Class A-2 Note Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Holders of the Class A-2 Notes in respect of such preceding Payment
Date (or, in the case of the first Payment Date, on the Closing Date).

         Class B Interest Carryover Shortfall: With respect to any Payment Date, the excess of the sum of the Class B Quarterly Interest Payment Amount for the preceding Payment Date and any outstanding Class B Interest Carryover Shortfall on such preceding Payment Date, over the amount of the Class B Interest Payment
Amount that was actually paid to the Holders of the Class B Notes in respect of such preceding Payment Date, plus, to the extent permitted by applicable law, 90 days' interest computed on the basis of a 360-day year on the amount of interest due but not paid to Holders of the Class B Notes on the preceding Payment Date, at the Class B Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

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         Class B Interest Payment Amount: With respect to any Payment Date, the sum of the Class B Quarterly Interest Payment Amount for such Payment Date and the Class B Interest Carryover Shortfall for such Payment Date.

         Class B Interest Rate: 7.65% per annum.

         Class B Notes: As defined in the Indenture.

         Class B Note Balance: Initially, the original principal amount of the Class B Notes issued by the Issuer on the Closing Date and, as of any date of determination thereafter, the aggregate outstanding principal balance of the Class B Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Class B Notes on or prior to such date.

         Class B Principal Payment Amount: With respect to any Payment Date that occurs before the date on which the Class A Notes have been paid in full, an amount equal to zero, and with respect to any other Payment Date (other than the Final Scheduled Payment Date or any Payment Date following the occurrence and continuance of a Payout Trigger) that occurs on or after the date on which the Class A Notes have been paid in full, the Quarterly Principal Payment Amount for such Payment Date; provided, however, the Class B Principal Payment Amount shall not exceed the Class B Note Balance prior to the distribution on such Payment
Date. The "Class B Principal Payment Amount" on the Final Scheduled Payment Date and following the occurrence and continuance of a Payout Trigger will equal the Class B Note Balance prior to the distribution on such Payment Date.

         Class B Quarterly Interest Payment Amount: With respect to any Payment
Date, 90 days' interest computed on the basis of a 360-day year (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date computed on the basis of a 360-day year) at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Holders of the Class B Notes in respect of such preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date).

         Class C Interest Carryover Shortfall: With respect to any Payment Date, the excess of the sum of the Class C Quarterly Interest Payment Amount for the preceding Payment Date and any outstanding Class C Interest Carryover Shortfall on such preceding Payment Date, over the amount of the Class C Interest Payment
Amount that was actually paid to the Holders of the Class C Notes in respect of such preceding Payment Date, plus, to the extent permitted by applicable law, 90 days' interest computed on the basis of a 360-day year on the amount of interest due but not paid to Holders of the Class C Notes the preceding Payment Date at the Class C Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         Class C Interest Payment Amount: With respect to any Payment Date, the sum of the Class C Quarterly Interest Payment Amount for such Payment Date and the Class C Interest Carryover Shortfall for such Payment Date.

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         Class C Interest Rate: 8.88% per annum.

         Class C Notes: As defined in the Indenture.

         Class C Note Balance: Initially, the original principal amount of the Class C Notes issued by the Issuer on the Closing Date and, as of any date of determination thereafter, the aggregate outstanding principal balance of the Class C Notes, unless otherwise specified, after giving effect to any distribution in respect of principal on the Class C Notes on or prior to such date.

         Class C Principal Payment Amount: With respect to any Payment Date that occurs before the date on which the Class A Notes and the Class B Notes have been paid in full, an amount equal to zero, and with respect to any other
Payment Date (other than the Final Scheduled Payment Date or any Payment Date following the occurrence and continuance of a Payout Trigger) that occurs on or after the date on which the Class A Notes and the Class B Notes have been paid in full, the Quarterly Principal Payment Amount for such Payment Date; provided, however, the Class C Principal Payment Amount shall not exceed the Class C Note
Balance prior to the distribution on such Payment Date. The "Class C Principal
Payment Amount" on the Final Scheduled Payment Date and following the occurrence and continuance of a Payout Trigger will equal the Class C Note Balance prior to the distribution on such Payment Date.

         Class C Quarterly Interest Payment Amount: With respect to any Payment
Date, 90 days' interest computed on the basis of a 360-day year (or, in the case of the first Payment Date, interest accrued from and including the Closing Date to but excluding such Payment Date computed on the basis of a 360-day year) at the Class C Interest Rate on the Class C Note Balance on the immediately preceding Payment Date, after giving effect to all payments of principal to Holders of the Class C Notes on such preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date).

         Closing Date: November 26, 2002.

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections or payments on or with respect to the Receivables received during the related Quarterly Period.

         Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to Section 4.1(a).

         Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

         Computer Tape: The computer tape, disks or electronic files generated on behalf of the Issuer which provide information relating to the Receivables and which were used by the Seller in selecting the Receivables conveyed to the Issuer hereunder.

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         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 2 North LaSalle Street, Suite 1020,
Chicago, Illinois 60602, Attention: Sally Tokich; or at such other address as the Trustee may designate from time to time by notice to the Noteholders, the
Rating Agency and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the
Noteholders, the Rating Agency and the Issuer).

         Cumulative Loss of Premium Rate: With respect to any Determination
Date, the fraction, expressed as a percentage, (i) the numerator of which is equal to the aggregate amount of premium paid with respect to all insurance policies related to the Receivables that have been terminated, satisfied, surrendered, exchanged or paid in full and (ii) the denominator of which is equal to the aggregate of the premiums paid with respect to all insurance policies related to the Receivables that were in-force as of the Cutoff Date;
provided, however, that for purposes of the calculation in clause (i) above, the aggregate amount of premium required to be included in such calculation with respect to any such insurance policies that have been surrendered or exchanged and with respect to which the Seller shall have assigned to the Issuer new
Receivables arising in connection with a transaction involving such surrendered or exchanged insurance policies that is permitted under Section 2.13, shall be reduced (but not below zero) by an amount equal to the product of (y) such aggregate premium and (z) the lesser of (i) a fraction (expressed as a percentage), the numerator of which is the Purchase Amount with respect to such new Receivables (calculated as of the date of such assignment) and the denominator of which is the Purchase Amount for the Receivables related to such insurance policies that have been so surrendered or exchanged (calculated immediately prior to, and without giving effect to, such surrender or exchange) and (ii) 1.00.

         Cutoff Date: Shall mean the Closing Date.

         Deposit Date: With respect to any Determination Date, the Business Day immediately preceding such Determination Date.

         Determination Date: With respect to any Payment Date, the fifth
Business Day preceding such Payment Date.

         Eligible Investments: Any one or more of the following types of investments, excluding any security with the "r" symbol attached to the rating and all mortgage-backed securities:

                  (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                  (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United
         States or any State and subject to supervision and

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         examination by federal and/or State banking authorities; provided, however, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least "A-1+" by the Rating Agency;

                  (c) short-term repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit
         Insurance Corporation and the short-term unsecured debt obligations of which are rated at least "A-1+" by the Rating Agency (including, if applicable, the Trustee, or any agent of the Trustee acting in its commercial capacity);

                  (d) short-term securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned a credit rating of "AAA" by the Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Trust Accounts to exceed 10% of the Eligible Investments held in the Trust Accounts (with
         Eligible Investments held in the Trust Accounts valued at par);

                  (e) commercial paper that (i) is payable in United States dollars and (ii) is rated "A-1+" by the Rating Agency; or

                  (f) money market mutual funds that are rated in the highest available rating category of the Rating Agency at the time of such investment which only invest in other Eligible Investments; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible
         Investments set forth in the Indenture.

         Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

         Eligible Servicer: CBC, the Backup Servicer or another Person which at the time of its appointment as Servicer (i) is capable of performing obligations with respect to servicing a portfolio of payment streams similar to the Receivables, (ii) is legally qualified and licensed in all applicable jurisdictions to the extent that the failure to do so would reasonably be expected to have a material and adverse effect on the Noteholders and has the capacity to service the Receivables, (iii) has demonstrated the ability to professionally and competently service a portfolio of payment streams similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, the software which the Servicer uses in connection with performing its duties and responsibilities under this

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Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement, (v) has a minimum net worth of $25,000,000 and (vi) is acceptable in writing to the Trustee and the Rating
Agency (such acceptance not to be unreasonably withheld).

         Executive Officer: With respect to the Seller, the Servicer or the Issuer, the President, Chief Financial Officer or any Senior Vice President thereof.

         Final Scheduled Payment Date: February 15, 2023 (or, if such day is not a Business Day, the next succeeding Business Day).

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

         Indenture: The Indenture, dated as of October 1, 2002, between the
Issuer and the Trustee, as the same may be amended and supplemented from time to time.

         Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Servicer, the Backup Servicer, the Seller, the Issuer, and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Servicer, the Backup Servicer, the Seller, the Issuer, or any Affiliate of any of the foregoing Persons, and (iii) is not connected with the Servicer, the Backup Servicer, the Seller, the Issuer, or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Accountants: As defined in Section 3.8.

         Initial Purchaser: Banc One Capital Markets, Inc.

         Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed or stayed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by or

                                       9

admission of the inability of such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Lien: Any security interest, lien, charge, pledge, or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law; provided, however, the term "Lien" shall not include (i) any liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or (ii) any lien or perfected security interest, if any, created under the terms of any Obligor Receivable Agreement to secure any right to setoff or similar right, if any, under such Obligor Receivable Agreement.

         Lock-Box Account: Means a deposit account maintained at BNY and subject to a blocked account agreement, for the purpose of receiving collections in respect of the Receivables. The Lock-Box Account shall be an Eligible Account (as defined in the Indenture).

         Losses: As defined in Section 8.2.

         Maximum Outstanding Note Principal Balance: With respect to any Payment Date, the amount set forth on Schedule D opposite such Payment Date.

         Net Available Funds: With respect to any Payment Date, an amount equal to the Available Funds for the related Determination Date divided by 1.05.

         Note Balance: Initially, the original principal amount of the Notes issued by the Issuer on the Closing Date and, as of any date of determination thereafter, the aggregate principal balance of the Notes that are Outstanding, unless otherwise specified, after giving effect to any distribution in respect of principal on the Notes on or prior to such date.

         Note Payment Account: The account designated as such, established and maintained pursuant to Section 4.1(b).

         Note Pool Factor: With respect to any Payment Date, an eight-digit decimal figure equal to (i) with respect to the Class A-1 Notes, the Class A-1 Note Balance as of such Payment Date divided by the original Class A-1 Note Balance as of the Closing Date, (ii) with respect to the Class A-2 Notes, the Class A-2 Note Balance as of such Payment Date divided by the original Class A-2 Note Balance as of the Closing Date, (iii) with respect to the Class B Notes, the Class B Note Balance as of such Payment Date divided by the original Class B Note Balance as of the Closing Date and (ii) with respect to the Class C Notes, the Class C Note Balance as of such Payment Date divided by the original Class C Note Balance as of the Closing Date.

         Note Principal Shortfall: With respect to any Payment Date, an amount equal to the excess of the Maximum Outstanding Note Principal Balance for such Payment Date over the Note Balance on such Payment Date (calculated after giving effect to the application on such Payment Date of the remaining Amount Available to the payment of principal on the Notes).

         Note Purchase Agreement: The Note Purchase Agreement, dated the Closing Date, among CBC, the Issuer and the Initial Purchaser.

         Note Voting Amount: As defined in the Indenture.

         Obligor: Any insurance carrier obligated under a contract or other agreement or arrangement with any insurance broker or insurance agent to make payments on or with respect to any Receivable.

         Obligor Receivable Agreement: Means, with respect to any Receivable, any contract or agreement between the Seller and the related Obligor governing payment in respect of such Receivable.

         Opinion of Counsel: A written opinion of counsel (who shall not be in-house counsel to or an employee of the Servicer or any of its Affiliates) reasonably acceptable in form and substance and from counsel reasonably acceptable to the Issuer and, if such opinion or a copy thereof is required to be delivered to the Trustee, reasonably acceptable (as to form, substance and identity of counsel) to the Trustee.

         Payment Date: The 15th day of each February, May, August and November, or if such day is not a Business Day, the next succeeding Business Day, commencing February 18, 2003 and including the Final Scheduled Payment Date.

         Payout Trigger: With respect to any Determination Date, means (i) the Cumulative Loss of Premium Rate on such Determination Date or on any prior Determination Date exceeded 20.0%, (ii) the arithmetic average of the Quarterly Loss of Premium Rate on such Determination Date and the Quarterly Loss of Premium Rate with respect to the immediately preceding Determination Date exceeds 0.50%, (iii) the occurrence of an Insolvency Event with respect to any Obligor or (iv) the Notes have been accelerated following the occurrence of an Event of Default; provided, however, that the occurrence of a Payout Trigger described in clause (ii) above with respect to such Determination Date shall not be deemed to be continuing with respect to any subsequent Determination Date so long as on such Determination Date the arithmetic average of the Quarterly Loss of Premium Rate on such subsequent Determination Date and the Quarterly Loss of Premium Rate with respect to the immediately preceding Determination Date does not exceed 0.50%; it being understood that the Payout Triggers described in clauses (i), (iii) and (iv) may not be cured following the initial occurrence thereof.

         Performance Guarantor Default: At any time, the occurrence and continuation of any breach (including, without limitation, the breach of any covenant of CBI or CBC set forth in Section 7 of the related Performance Guaranty), default or failure by CBI or CBC, after giving effect to the applicable grace period, if any, of any of its duties or other obligations under the related Performance Guaranty.

         Performance Guaranty: Each Performance Guaranty, dated as of October 1, 2002, made by CBI or CBC in favor of the Trustee for the benefit of the Noteholders, as the same may be amended, supplemented or modified from time to time.

         Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

         Projected Cash Flows: With respect to the Receivables related to the insurance policies in any Case as of any date, an amount equal to the sum of the products (calculated for the insurance policies in such Case and for each type of compensation payable with respect to such insurance policies and for each calendar year, (including the current calendar year), the related insurance carrier is obligated to pay such compensation) of (a) the commission rate applicable for each type of compensation payable with respect to such insurance policies, (b)(i) if such compensation is based on the premium paid with respect to such insurance policies, the aggregate amount of such premiums, or (ii) if such compensation is based on the cash surrender value of such insurance policies, the Projected Cash Surrender Value and (c) the "Probability of Survival" percentage for such calendar year, as set forth in Schedule E attached hereto.

         Projected Cash Surrender Value: As of any date, with respect to any in force insurance policies in any Case, an amount determined by taking the actual cash surrender values of such insurance policies as of such date and assuming that such values will grow at a compounded annual rate of 5.0%.

         Pro Rata Share: With respect to any Receivable at any time, the fraction (expressed as a percentage) (i) the numerator of which is the premium paid for the insurance policy related to such Receivable, and (ii) the denominator of which is the aggregate of the premiums paid for all in-force insurance policies in the related Case.

         Purchase Amount: With respect to any Receivable in any Case at any time, the amount equal to the product of (a) the Pro Rata Share of such Receivable and (b) the present value of the Projected Cash Flows as of such time with respect to all Receivables in such Case (determined by discounting on an annual basis) at a rate equal to the weighted average coupons of the Notes.

         Purchased Receivable: Any Receivable that became a Warranty Receivable or Administrative Receivable on or before the related Deposit Date, and as to which the Purchase Amount has been or will be deposited in the Collection Account by the Seller or the Servicer, as applicable, on or before the related Deposit Date.

         Quarterly Loss of Premium Rate: With respect to any Determination Date, the fraction, expressed as a percentage, (i) the numerator of which is equal to the aggregate amount of premium paid with respect to all insurance policies related to the Receivables that have been terminated, satisfied, surrendered or exchanged (other than such insurance policies that have been terminated or satisfied as a result of the benefits under such insurance policies being paid in full due to the mortality of the insured under such insurance policy) during the related Quarterly

Period and (ii) the denominator of which is equal to the aggregate of the premiums paid with respect to the insurance policies related to the Receivables that were in-force as of the first day of such Quarterly Period; provided, however, that for purposes of the calculation in clause (i) above, the aggregate amount of premium required to be included in such calculation with respect to any such insurance policies that have been surrendered or exchanged and with respect to which the Seller shall have assigned to the Issuer new Receivables arising in connection with a transaction involving such surrendered or exchanged insurance policies that is permitted under Section 2.13, shall be reduced (but not below zero) by an amount equal to the product of (y) such aggregate premium and (z) the lesser of (i) a fraction (expressed as a percentage), the numerator of which is the Purchase Amount with respect to such new Receivables (calculated as of the date of such assignment) and the denominator of which is the Purchase Amount for the Receivables related to such insurance policies that have been so surrendered or exchanged (calculated immediately prior to, and without giving effect to, such surrender or exchange) and (ii) 1.00.

         Quarterly Period: With respect to a Payment Date or a Determination Date, the three calendar months immediately preceding such Payment Date or Determination Date.

         Quarterly Principal Payment Amount: With respect to any Payment Date, the excess of the Net Available Funds for the related Determination Date over the sum of all amounts payable on such Payment Date pursuant to clauses first through fifth of Section 4.4.

         Quarterly Records: All manually or electronically prepared or computer generated records or files relating to historical payments for each Case and relating to each insurance policy related to any Receivable.

         Rating Agency: S&P, so long as it maintains a rating on the Notes; and if it no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization then maintaining a rating on the Notes.

         Receivable: The right to receive payment from an insurance carrier of commissions and all other compensation (whether payable now or at any other time in the future) arising from, or in connection with, (a) the sale of life insurance policies or other insurance products or the servicing thereof, which rights are identified on the Schedule of Receivables or (b) the sale or issuance of any life insurance policies or other insurance products or the servicing thereof in connection with the exchange, surrender or termination of any life insurance policies listed on the Schedule of Receivables, all proceeds thereof and all rights (but none of the obligations, if any) under the contracts giving rise to such rights, but not including any Purchased Receivable or proceeds thereof on or after the Payment Date immediately preceding the Deposit Date on which payment of the Purchase Amount is made in connection therewith pursuant to Sections 2.5 or 3.4; provided, however, that a "Receivable" shall not include "Additional Compensation".

         Receivables File: As defined in Section 2.2(a)(i).

         Receivables Purchase Price: $368,316,577.

         Redemption Price: As defined in the Indenture.

         Related Documents: The Indenture, this Agreement, the Notes, the Note Purchase Agreement and the Performance Guaranty, as each may be amended, modified or supplemented from time to time.

         Reserve Account: The account designated as such established and maintained pursuant to Section 4.1(c).

         Reserve Account Draw Amount: As defined in Section 5.2.

         Reserve Account Required Amount: With respect to the Closing Date and each Payment Date, as applicable, an amount equal to the sum of (a) the greater of (i) 1% of the Note Balance on the Closing Date, and (ii) the aggregate amount of interest due on the Notes on the next occurring Payment Date plus (b) all amounts owed on the Receivables (including interest accrued thereon, but not including any Split Commissions Amount in respect of such Receivables) which are more than 60 days past due on such date.

         Responsible Officer: When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or Authorized Signer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         Retained Available Funds: With respect to any Payment Date, an amount equal to the excess of Available Funds for the related Determination Date over the Net Available Funds for such Determination Date.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

         Schedule of Receivables: The schedule of the rights to payment sold and transferred to the Issuer by the Seller pursuant to this Agreement which is attached hereto as Schedule A, as the same may be amended or supplemented in accordance with Section 2.13(b)(ii) and from time to time and provided to the Servicer and the Trustee.

         Schedule of Representations: The Schedule of Representations and Warranties attached hereto as Schedule B.

         Seller: As set forth in the introductory paragraph of this Agreement.

         Series: Any series of securities issued by the Issuer in connection with its purchase of pools of receivables from the Seller.

         Servicer: CBC, its successor in interest pursuant to Section 8.2 or 8.3 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

         Servicer Advance: As defined in Section 4.2(b)(ii).

         Servicer Termination Event: An event described in Section 8.1.

         Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.6, substantially in the form attached hereto as Exhibit B.

         Servicing Fee: With respect to any Quarterly Period, the fee payable to the Servicer for services rendered during such Quarterly Period, which fee shall be equal to the product of (i) one-fourth times (ii) $3,000 per policyholder plus $15 per insurance policy in-force as of the first day of such Quarterly Period.

         Servicing Policy and Procedures: The servicing policy and procedures of the Servicer set forth in Schedule C hereto as amended in accordance with
Section 3.1.

         Split Commissions Amount: With respect to any calendar month in a Quarterly Period, an amount equal to the aggregate of the portion, if any, of each Receivable collected during such calendar month that the Seller is obligated to split pursuant to a contract, agreement or other arrangement, with any other Person.

         Subservicer: CBFS or any successor under the Subservicing Agreement.

         Subservicing Agreement: The Subservicing Agreement dated as of October 1, 2002 among CBC and CBFS.

         Trust Accounts: As defined in Section 4.1(d). All Trust Accounts shall be Eligible Accounts (as defined in the Indenture).

         Trustee: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         Variable Policies: As defined in the Subservicing Agreement.

         Warranty Receivable: With respect to any Quarterly Period, a Receivable which the Seller has become obligated to repurchase pursuant to Section 2.5 on the Deposit Date following such Quarterly Period.

         Section 1.2 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular, words importing any gender include the other gender, references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their successors and permitted assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3 Calculations. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of the Servicing Fee, except as otherwise expressly provided, shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         Section 1.4 Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5 No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, partner, member of other equity holder, officer, or director, as such, of the Seller, the Servicer, the Trustee, the Backup Servicer or the Issuer or of any predecessor or successor of the Seller, the Servicer, the Trustee, the Backup Servicer or the Issuer. By way of clarification, the foregoing sentence shall not limit recourse to the Seller, the Servicer, the Trustee, the Backup Servicer or the Issuer for their respective obligations under this Agreement and the other Related Documents.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

         Section 2.1       Purchase and Sale of Receivables.

         (a) On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Issuer, and the Issuer agrees to purchase from the Seller, all of the Seller's right, title and interest in and to the Receivables and all proceeds thereof received after the Cutoff Date. The conveyance to the Issuer of the Receivables and all proceeds thereof is intended as a sale free and clear of all Liens (other than Liens in favor of the Issuer or the Trustee created pursuant to this Agreement or the Related Documents) and it is intended that the Receivables and such proceeds shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. If, however, notwithstanding the express intent of the parties hereto, such conveyance is considered to be a secured financing or loan, the Seller hereby grants to the Issuer a first priority security interest in all of the Seller's right, title and interest in and to such Receivables and all proceeds thereof to secure all of the Seller's obligations hereunder, and this Agreement constitutes a security agreement.

         (b) Transfer of Receivables. On the Closing Date and simultaneously with the transactions to be consummated pursuant to the Indenture, the Seller shall, and does hereby automatically and without any further action, sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations herein), all of the Seller's right, title and interest in and to: the Receivables, all monies and other proceeds with respect thereto after the Cutoff Date and the proceeds of any and all of the foregoing.

         (c) Receivables Purchase Price. In consideration for the Receivables described in Section 2.1(b), the Issuer shall, on the Closing Date, (i) pay to the Seller (or at the Seller's direction) an amount equal to $330,966,577 in cash by federal wire transfer (same day) funds and (ii) assign and endorse over to the Seller certain promissory notes, which in the aggregate, have a principal face amount equal to $37,350,000.

         (d) The Closing. The sale and purchase of the Receivables shall take place at a closing at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601 on the Closing Date, simultaneously with the closing under the Indenture pursuant to which the Issuer shall (i) grant all of its right, title and interest in and to the Receivables and the proceeds thereof to the Trustee for the benefit of the Noteholders and
(ii) issue the Notes.

         Section 2.2       Custody of Receivable Files.

         (a) In connection with the sale, transfer and assignment of the Receivables to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Issuer hereby directs the Trustee to, and the Trustee hereby does, revocably appoint CBC (in its capacity as the Servicer) to act as Custodian, and CBC hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents and/or instruments in its possession which shall be delivered to the Custodian as agent of the Trustee on or prior to the Closing Date (with respect to each Receivable):

                  (i) The original contract governing payment in respect of such Receivable, or a copy thereof, between each Obligor and the Seller or any of its identified current or former officers, employees or members, together with any written agreements amending, modifying or waiving the terms of such contract prior to the Closing Date, the written consent to the assignment by the Seller to the Issuer executed by the related Obligor, copies of each insurance policy related to such Receivable and an Assignment executed by the Seller (and consented to by the related Obligor) conveying all of its right, title and interest in and to such Receivable and the proceeds thereof (the "Receivables Files").

         The Servicer shall, following the occurrence of a Servicer Termination Event, automatically cease to act as Custodian with respect to the foregoing documents and/or instruments, and shall within ten (10) Business Days deliver the Receivables Files to the Trustee in accordance with Section 6.4, and the Trustee shall assume the duties and obligations of Custodian upon its receipt of the Receivables Files.

         (b) Upon payment in full of the Notes, the Servicer will notify the Custodian and the Trustee pursuant to a certificate of an Executive Officer of the Servicer (which certificate shall include a statement to the effect that all amounts received which are required to be deposited in the Collection Account have been so deposited) and shall request delivery of the Receivable Files to the Servicer. From time to time as appropriate for servicing any Receivable or enforcing the terms of the contract related to such Receivable, the Custodian shall, upon written request of an Executive Officer of the Servicer, cause the related Receivables File to be released to the Servicer. The Servicer's receipt of a Receivables File shall obligate the Servicer to return such Receivables File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 2.5 or 3.4, or has been terminated due to surrender, exchange, or mortality of the insured or paid in full.

         Section 2.3       Conditions Precedent.

         (a) Conditions to Purchase and Issuance by Issuer. The Issuer's obligation to purchase the Receivables hereunder and to execute and deliver the Notes on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (i) Representations and Warranties True. The representations and warranties of the Seller and the Servicer hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller and the Servicer shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (ii) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Issuer pursuant to this Agreement and are subject to the lien of the Indenture and the Servicer shall deliver (by computer transmission or otherwise) to the Issuer a complete Schedule of Receivables, certified by an Executive Officer of the Servicer to be true, correct and complete.

                  (iii) Receivable Files. The Servicer shall, at the Seller's expense, cause the Receivable Files to be delivered to the Custodian on or prior to the Closing Date.

                  (iv) Documents to be delivered on or prior to the Closing
         Date.

                           (A) The Assignment. On or prior to the Closing Date,
                  the Seller will execute and deliver an Assignment.

                           (B) Evidence of UCC-1 Filing. On or prior to the
                  Closing Date, the Servicer shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, authorized by the Seller, as seller or debtor, and naming the Issuer, as purchaser or secured party, and the Trustee, as assignee of the Issuer, naming the Receivables sold by the Seller as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Issuer and the Trustee, as assignee of the Issuer. The Servicer shall deliver a file-stamped copy, or other evidence of such filing, to the Trustee on or prior to the Closing Date.

                           (C) Evidence of Release of Liens. On or prior to the
                  Closing Date, the Servicer shall have delivered to the Trustee evidence satisfactory to the Trustee that UCC-3 termination statements terminating the effectiveness of all financing statements on file which perfect security interests in any Receivable, including without limitation, the security interests in the contracts giving rise to any Receivable and any proceeds of such security interests in any Receivable, have been authorized by each such Person. Upon closing, the Servicer shall release and file such UCC-3 termination statements.

                           (D) Resolutions. Copies of resolutions of the Board
                  of Directors of the Seller, CBI and the Servicer approving the execution, delivery and performance of this Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of such Person.

                           (E) Other Documents. On or prior to the Closing Date,
                  the Seller, CBI and the Servicer shall deliver to the Trustee duly executed copies of (i) each Related Document to which it is a party and (ii) such other documents, including certificates and legal opinions as the Issuer, the Trustee or the Initial Purchaser may reasonably request.

                  (v) Other Transactions. On or prior to the Closing Date, all conditions precedent under the Related Documents shall have been performed and the transactions contemplated thereby shall be consummated.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Issuer is subject to the satisfaction of the following conditions:

                  (i) Representations and Warranties True. The representations and warranties of the Issuer hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Issuer shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (ii) Receivables Purchase Price. On the Closing Date, the Issuer will deliver the Receivables Purchase Price in the amounts and as provided in Section 2.1(c). The Seller hereby directs the Issuer to wire or otherwise deliver the Receivables Purchase Price pursuant to wire instructions to be delivered to the Issuer on or prior to the Closing Date.

                  (iii) Completion of Acquisition of the Seller. All of the conditions precedent to the acquisition of 100% of the equity interests in the Seller by CBC shall have been satisfied.

         Section 2.4 Representations, Warranties and Covenants of the Seller. The Seller makes the following representations, warranties and covenants and the Receivables, on which the Issuer relies in accepting the Receivables and in executing and issuing the Notes and upon which the Trustee has relied in authenticating the Notes. Unless otherwise specified, such representations, warranties and covenants speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Schedule of Representations. The representations and warranties with respect to the Receivables and as set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

         (b) Organization and Good Standing. It has been duly organized and is validly existing as a limited liability company, in good standing under the laws of the State of North Carolina, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables to the Issuer, unless failure thereof would not materially and adversely affect (i) its ability to transfer such Receivables to the Issuer pursuant to this Agreement,
(ii) the validity or enforceability of such Receivables or (iii) its ability to perform its obligations hereunder and under the Related Documents to which it is a party. It has not changed its limited liability structure or jurisdiction of organization for the six years preceding the Closing Date. Its organizational identification number is 0-0-358593.

         (c) Due Qualification. It is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing, has filed on a timely basis all required tax returns, and has obtained (x) all necessary insurance licenses and approvals required by any insurance carrier obligated to make payments in respect of any Receivable or required by any applicable jurisdiction and (y) all other necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) its ability to transfer the Receivables to the Issuer pursuant to this Agreement, (ii) the validity or enforceability of the Receivables or (iii) its ability to perform its obligations hereunder and under the Related Documents to which it is a party.

         (d) Power and Authority. It has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, and to carry out its terms and their terms, respectively; and the execution, delivery and performance by it of this Agreement and the Related Documents to which it is a party have been duly authorized by it by all necessary action and this Agreement and the Related Documents to which it is a party have been duly executed and delivered by it.

         (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables, enforceable against it and its creditors and purchasers; and this Agreement and the Related Documents to which it is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The execution, delivery and performance by the Seller of this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and will not (i) conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under its (A) organizational documents, or (B) any indenture, mortgage, deed of trust, or other instrument or other agreement, which in the case of such other agreement would reasonably be expected to have a material adverse effect upon its ability to perform its obligations hereunder or under any of the other Related Documents to which it is a party, or the enforceability or collectability of the Receivables, or by which it or its properties are bound; or (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture (except for the Lien created pursuant to the Indenture), agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Indenture, or (iii) violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that would be reasonably likely to adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

         (h) No Consents. No consent, approval, license, authorization or order of or declaration, registration or filing with any governmental authority, bureau or agency is required to be made by it in connection with the execution, delivery or performance of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained or are related to federal or state securities laws in connection with the registration or the sale of the Notes.

         (i) Location. The location (as such term is used in the UCC) of the Seller is North Carolina, its place of business (or if it has more than one place of business, its chief executive office) is 300 North Greene Street, Suite 2050, Greensboro, North Carolina 27401 and it has not changed its location (as such term is used in the UCC) for the four months preceding the Closing Date or its place of business (or if it has more than one place of business, its chief executive office) for the six years prior to the Closing Date.

         (j) Legal Name. Its legal name is exactly as set forth in this Agreement, it has not changed its name during the six years prior to the Closing Date and it does not have any trade names, fictitious names, assumed names or "doing business" names.

         (k) Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by the Related Documents. It is paying its debts as they become due and after giving effect to the transactions contemplated by the Related Documents will have adequate capital to conduct its business.

         (l) Pension Plans. All of its pension or profit sharing plans have been fully funded in accordance with applicable obligations.

         Section 2.5 Repurchase of Receivables Upon Breach of Certain Representations and Warranties.

         (a) Upon discovery by any of the Seller, the Servicer, the Trustee or the Issuer of a breach of any of the representations and warranties of the Seller contained in Section 2.4(a), the party discovering such breach or failure shall give prompt written notice to the other parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller under this Section 2.5. As of the last day of the last calendar month of each Quarterly Period in which a Responsible Officer of the Seller has actual knowledge or notice of such breach or failure which materially and adversely affects the interests of the Noteholders in any Receivable, the Seller shall, unless such breach or failure shall have been cured in all material respects, repurchase from the Issuer each Receivable materially and adversely affected by such breach and, on or before the related Deposit Date, pay the Purchase Amount to the Collection Account. Upon knowledge of the Trustee that the Seller has failed to effect its repurchase obligation, the Trustee for the benefit of the Noteholders shall enforce directly the obligation of the Seller to repurchase such Receivables. The obligation of the Seller to repurchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Noteholders, the Issuer or the Trustee on behalf of Noteholders; provided, however, that the Seller shall indemnify the Issuer, the Backup Servicer, the Initial Purchaser, the Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach except to the extent arising out of or resulting from gross negligence or willful misconduct of the party seeking indemnification.

         (b) In addition to the foregoing and notwithstanding whether the related Receivable shall have been repurchased by the Seller, the Seller shall indemnify the Issuer, the Trustee, the Initial Purchaser, the Backup Servicer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach except to the extent arising out of the gross negligence or willful misconduct of the party seeking indemnification; provided, however, that the Seller shall have the right to participate in any litigation for which it must so indemnify a party.

         Section 2.6 Issuer's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or repurchased by the Seller, the Issuer shall take any and all actions reasonably requested by the Servicer or the Seller, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Servicer or the Seller, as applicable, all the Issuer's right, title and interest in and to such Purchased Receivable being an assignment outright and not for security; and the Servicer or the Seller, as applicable, shall thereupon own such Receivable free of any further obligation to the Issuer, the Trustee or the Noteholders with respect thereto.

         Section 2.7       Protection of Right, Title and Interest.

         (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Issuer in and to the Receivables to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Issuer hereunder to the Receivables. The Seller shall deliver to the Issuer (with copies to the Trustee) file stamped copies of, or filing receipts for, any financing statement or document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Issuer shall cooperate fully with the Seller and the Trustee in connection with the obligations set forth above, and file any financing statements and all documents and obtain any Opinion of Counsel reasonably requested to fulfill the intent of this Section 2.7(a). In the event that the Seller fails to perform its obligations under this subsection, the Issuer or the Trustee may do so at the expense of the Seller.

         (b) Name and Other Changes. (I) At least 30 days prior to the date that the Seller intends to make any change in its name, identity or legal structure which could render any financing statement or continuation statement filed in accordance with subsection (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Trustee, the Rating Agency and the Issuer written notice of its intention to effectuate such change (such notice to include, in reasonable detail, all information surrounding such change) and (II) no later than two days after the effective date of such change, the Seller shall file appropriate amendments to all previously filed financing statements or continuation statements. At least 30 days prior to the date of any change in its location (as such term is used in the applicable UCC), the Seller shall give the Trustee, the Rating Agency and the Issuer written notice of its intention to effectuate such change and the Seller shall within two days after the effective date thereof, file any such amendment or new financing statement requested by the Issuer or the Trustee. Prior to changing its name, identity, legal structure or location, the Seller shall deliver to the Issuer and the Trustee, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed (or will be filed) that are necessary fully to preserve and protect the first priority perfected security interest of the Issuer and the Trustee in the Receivables, and reciting the details of such filings, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (c) List of Receivables. Upon request, the Seller shall furnish or cause to be furnished to the Trustee, within five (5) Business Days, a list of all Receivables then owned by the Issuer, together with a reconciliation of such list to the Schedule of Receivables.

         (d) Maintenance of Computer Systems. The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Issuer, its master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Trustee in such Receivable and that such Receivable is owned by the Issuer.

         Section 2.8 Restrictions on Liens. The Seller shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables, except for the ownership interest of the Issuer and the Lien created hereby in favor of the Issuer or the Lien created by the Indenture in favor of the Trustee for the benefit of the Noteholders, any Lien permitted hereunder as may be in effect on the Closing Date, and the restrictions on transferability imposed by this Agreement and the Indenture or
(ii) authorize any filing or cause to be filed under the UCC of any jurisdiction any financing statement which names it or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely evidencing the Issuer's ownership interest or securing the rights and preserving the Lien in favor of the Trustee for the benefit of the Noteholders and except for any such security agreement or authorization to file a financing statement contained in or arising under the applicable UCC by virtue of a security agreement contained in any Obligor Receivable Agreement as in effect on the Closing Date. The Seller shall defend the right, title and interest of the Issuer in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

         Section 2.9 Sale. The Seller and the Issuer agree to treat this conveyance for all purposes as an absolute sale on all relevant books, records and other applicable documents; provided, however, that the foregoing shall not prevent the Issuer from (i) treating the Receivables being sold by CBC as being owned by CBC solely for financial accounting purposes or (ii) being disregarded for income tax purposes. On and after the Closing Date, the Issuer shall own the Receivables and the Seller shall not take any action inconsistent with such ownership or claim any ownership interest in any such Receivable.

         Section 2.10      Indemnification By the Seller.

         (a) The Seller shall defend, indemnify and hold harmless the Issuer, the Trustee, the Servicer, the Backup Servicer, the Initial Purchaser and the Noteholders for any liability as a result of any breach of any of its representations, warranties or covenants contained herein (including those set forth in Section 2.4(a)).

         (b) The Seller shall defend, indemnify, and hold harmless the Issuer, the Trustee, the Servicer, the Backup Servicer, the Initial Purchaser and the Noteholders from and against any and all taxes with respect to the sale of the Receivables to the Issuer, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

         (c) The Seller shall defend, indemnify, and hold harmless the Issuer, the Trustee, the Servicer, the Backup Servicer, the Initial Purchaser and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Issuer, the Trustee, the Servicer, the Backup Servicer, the Initial Purchaser or the Noteholders through, the gross negligence or willful misconduct of the Seller in the performance (or failure to perform) its duties under this Agreement or the Related Documents to the Seller is a party.

         (d) Notwithstanding the indemnity provisions contained in Sections 2.10(a)-(d) above, the Seller shall not be required to indemnify the Issuer, the Trustee, the Servicer, the Backup Servicer, the Initial Purchaser or the Noteholders against any tax, costs, expenses, losses, damages, claims or liabilities to the extent the same shall be due to (i) the willful misconduct or gross negligence of such party, or (ii) recourse for uncollectible or uncollected Receivables.

         Indemnification under this Section shall survive the termination of this Agreement and shall include fees and expenses of litigation. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

         Section 2.11 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Seller as of the date of its formation and as of the Closing Date:

         (a) Organization and Good Standing. The Issuer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables and to pledge the Receivables to the Trustee pursuant to the Indenture. It has not changed its limited liability structure or jurisdiction of organization since the date of its formation. Its organizational identification number is 3551825.

         (b) Due Qualification. The Issuer is duly qualified to do business as a foreign limited liability company in good standing, has filed on a timely basis all required tax returns, and has obtained (x) all necessary insurance licenses and approvals required by any insurance carrier obligated to make payments in respect of any Receivable or required by any applicable jurisdiction and (y) all other necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) the Issuer's ability to pledge the Receivables to the Trustee pursuant to the Indenture, (ii) the validity or enforceability of the Receivables or (iii) the Issuer's ability to perform its obligations hereunder and under the Related Documents to which it is a party.

         (c) Power and Authority. The Issuer has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, and to carry out the terms hereof and thereof; and the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by the Issuer by all necessary action.

         (d) Binding Obligation. Each of this Agreement and, the Related Documents to which the Issuer is a party shall constitute a legal, valid and binding obligation of the Issuer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution, delivery and performance by the Issuer of this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and will not (i) conflict with, result in a breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, (A) the operating agreement, as amended, of the Issuer, or (B) any indenture, mortgage, deed of trust, or other instrument or other agreement, which in the case of such other agreement would reasonably be expected to have a material adverse effect upon its ability to perform its obligations hereunder or under any of the other Related Documents to which it is a party, or the enforceability or collectability of the Receivables, or by which it or its properties are bound; or (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture (except for the Lien created pursuant to the Indenture), agreement, mortgage, deed of trust, or other instrument other than this Agreement or the Indenture; or (iii) violate any law, order, rule or regulation applicable to the Issuer or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Issuer, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents; (iii) seeking any determination or ruling that would be reasonably likely to adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents; or (iv) seeking to adversely affect the federal, state or local income, excise, franchise or similar tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables hereunder or the pledge of the Receivables to the Trustee under the Indenture.

         (g) No Consents. No consent, approval, license, authorization or order of or declaration, registration or filing with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained or are related to federal or state securities laws in connection with the registration or the sale of the Notes.

         (h) Location. The location (as such term is used in the UCC) of the Issuer is Delaware, its place of business (or if it has more than one place of business, its chief executive office) is 102 South Wynstone Park Drive, North Barrington, Illinois 60010, and it has not changed its location or its place of business (as such terms are used in the UCC) or if it has more than one place of business, its chief executive office) since the date of its formation. The Issuer has no other principal place of business.

         (i) Legal Name. The legal name of the Issuer is exactly as set forth in this Agreement, the Issuer has not changed its name since its formation and does not have any trade names, fictitious names, assumed names or "doing business" names.

         (j) Solvency. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by the Related Documents. The Issuer is paying its debts as they become due and after giving effect to the transactions contemplated by the Related Documents will have adequate capital to conduct its business.

         (k) Subsidiaries. Issuer does not own any stock or other equity interest in any other Person.

         Section 2.12      [Reserved].

         Section 2.13 Covenants Regarding Termination or Exchange of Insurance Policies; No Merger, Etc.

         (a) Neither the Seller nor the Servicer shall, nor shall such Person permit any of their respective Affiliates to, solicit, advise, induce or cause, directly or indirectly, any owner or holder of any insurance policy related to any Receivable to exchange or surrender such insurance policy; provided, that the Seller may, so long as it shall not have engaged in any of the foregoing activities, effect transactions with any owner or holder of an insurance policy related to any Receivable involving an exchange or surrender of such insurance policy if such transaction is effected solely to prevent a third party who is not an Affiliate of, or associated with, the Seller from engaging in a similar transaction that the Seller reasonably and in good faith believes is imminent with such owner or holder and related to such insurance policy.

         (b) On the date that the Seller effects a transaction involving an exchange or surrender of any insurance policy related to any Receivable, as permitted under Section 2.13(a) above, the Seller shall:

                  (i) deliver to the Trustee, a certificate executed by a Responsible Officer of the Seller stating that, after giving effect to such transaction each of the representations, warranties and covenants made by it in this Agreement, including, but not limited to those contained in the Schedule of Representations with respect to the new Receivables arising in connection with such transaction, are true and correct on such date;

                  (ii) deliver to the Trustee, an amended or supplemented Schedule of Receivables (after giving effect to such transaction and the addition of the new Receivable arising in connection therewith); and

                  (iii) deliver to the Trustee, (A) a written consent executed by the insurance carriers related to the new insurance policies related to such transaction consenting to the assignment to the Issuer of the commissions and other compensation payable with respect to such insurance policies, (B) a copy of an irrevocable letter of direction delivered to such insurance carrier to remit such commissions and other compensation to the Trustee for deposit into the Lock-Box Account for deposit into the Collection Account and distribution in accordance with
         Section 4.4 and (C) an Assignment, executed by it (and consented to by the related Obligor) in favor of the Issuer, in respect of all of its right, title and interest in and to each new Receivable.

         (c) On and after the Closing Date, the Seller shall not incur any indebtness and shall not engage in any activity or business (including selling any insurance policies or insurance products) with any Obligor (or any Affiliate thereof) or enter into any contract, agreement or arrangement with any such Person, that could give rise to or result in any such Person having the right to set-off, offset or otherwise to charge against any Receivable any amount that is due to or to become payable to any such Person by the Seller; provided, that the Seller may engage in any activity or business with any such Person or enter into a contract, agreement or arrangement with any such Person in accordance with clause (a) above, so long as prior to such transaction the related Obligor shall have irrevocably waived, in writing, any such right of set-off, offset or other similar right with respect to the Receivables and the Seller shall have delivered a copy of such waiver to the Trustee.

         (d) The Seller shall at all times maintain its existence as a limited liability company in good standing under the laws of North Carolina, and shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all its assets as an entity to another Person, or permit any other Person to become the successor to its business.

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1 Duties of the Servicer. (a) The Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, perform or arrange for the performance of services, and administer or arrange for the administration of programs, in accordance with the Servicing Policy and Procedures and in a manner consistent with the terms of service contracts and similar arrangements between the Seller, on the one hand, and holders of insurance policies or Obligors related to the Receivables, on the other hand, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service payment streams similar to the Receivables and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable payment streams similar to the Receivables that it services for itself or any of its Affiliates. In performing such duties, so long as CBC is the Servicer, it shall comply with its current Servicing Policy and Procedures, as such Servicing Policy and Procedures may be amended from time to time, (it being understood that the Servicer shall not amend its Servicing Policy and Procedures in any way which would be reasonably expected to have an adverse affect on the interests of the Noteholders). The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, accounting for collections and furnishing quarterly and annual statements to the Issuer and the Trustee with respect to distributions and performing the other duties specified herein. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer (provided the Servicer has obtained the Issuer's prior written consent) a legal proceeding to enforce a Receivable or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable or an Obligor. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Issuer shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         (b) Notwithstanding the foregoing, the Servicer shall not engage in any of the following activities with respect to the Variable Policies:

                  (i) recommending any security;

                  (ii) giving any investment advice with respect to any security;

                  (iii) discussing the merits of any security or any type of security;

                  (iv) responding to any question that might require familiarity with the securities industry;

                  (v) receiving any compensation based on transactions in securities or the provision of investment advice; or

                  (vi) handling any customer funds or securities or becoming involved in any securities transactions other than providing clerical or ministerial assistance.

The Servicer shall refer all securities related questions to the Subservicer.

         Section 3.2       Collection of Receivable Payments.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make all reasonable efforts to collect all payments with respect to the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable payment streams similar to the Receivables that it services for itself or any of its Affiliates and otherwise act with respect to the Receivables in such manner as will maximize the amount to be collected with respect thereto.

         (b) Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Issuer, Trustee and Noteholders for servicing and administering the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         (c) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lock-Box Account within two Business Days of receipt thereof.

         Section 3.3 Representations, Warranties and Covenants of Servicer. The Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables and issuing the Notes, on which the Trustee relies in authenticating the Notes.

         (a) The Servicer covenants as follows:

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

                  (i) Liens in Force. No Receivable shall be released in whole or in part from the security interest granted by the Indenture, except upon payment in full of such Receivable or as otherwise contemplated herein;

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Trustee for the benefit of the Noteholders in the Receivables;

                  (iii) No Amendments. The Servicer shall not grant payment extensions or amend or modify the terms of any Receivable or any contract related to any Receivable; and

                  (iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien created hereby in favor of the Issuer or the Lien created by the Indenture in favor of the Trustee for the benefit of the Noteholders, any Lien as may be in effect on the Closing Date and the restrictions on transferability imposed by this Agreement and the Indenture; provided, however, that the Servicer shall only be liable for any losses, costs or expenses resulting from any Lien (including any Lien permitted hereunder) arising from any action or omission of the Servicer, or (ii) authorize or file (or cause to be filed) under the UCC of any jurisdiction any financing statement which names the Seller, the Servicer or the Issuer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee for the benefit of the Noteholders and except for any such security agreement or authorization to file a financing statement contained in or arising under the applicable UCC by virtue of a security agreement contained in any Obligor Receivable Agreement as in effect on the Closing Date.

         (b) CBC represents, warrants and covenants as to itself as of the Closing Date and each successor Servicer represents, warrants and covenants as to itself as of the date it becomes Servicer hereunder, with appropriate factual changes, as necessary:

                  (i) Organization and Good Standing. It has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement unless failure thereof would not adversely affect (i) its ability to service the Receivables pursuant to this Agreement, (ii) the validity or enforceability of the Receivables or (iii) its ability to perform its obligations hereunder or under the Related Documents to which it is a party;

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

                  (ii) Due Qualification. It is duly qualified to do business as a foreign corporate entity in good standing and has obtained (x) all necessary insurance licenses and approvals required by any insurance carrier obligated to make payments in respect of any Receivables or required by any applicable law and (y) all other licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect (i) its ability to service the Receivables pursuant to this Agreement, (ii) the validity or enforceability of the Receivables or (iii) its ability to perform its obligations hereunder or under the Related Documents to which it is a party;

                  (iii) Power and Authority. It has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by all necessary corporate action;

                  (iv) Binding Obligation. This Agreement and the Related Documents to which it is a party shall constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not and will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, (A) its organizational documents or bylaws, or (B) any indenture, mortgage, deed of trust, or other instrument or other agreement, which in the case of such other agreement would reasonably be expected to have a material adverse effect upon its ability to perform its obligations hereunder or under any of the other Related Documents to which it is a party, or the enforceability or collectability of the Receivables, or by which it or its properties are bound, or (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture (except for the Lien created pursuant to the Indenture), agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Indenture, or (iii) violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties;

                  (vi) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having

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

         jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that would be reasonably likely to adversely affect the performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                  (vii) No Consents. No consent, approval, license, authorization or order of or declaration, registration or filing with any governmental authority, bureau or agency is required to be made by it in connection with the execution, delivery or performance of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained or are related to federal or state securities laws in connection with the registration or the sale of the Notes;

                  (viii) Information to Backup Servicer. The database and information furnished to the Backup Servicer hereunder concerning the Receivables is accurate and complete in all material respects;

                  (ix) Compensation. Its compensation as Servicer hereunder is consistent with that which would be payable in an arm's-length transaction;

                  (x) Nonconsolidation. CBC confirms that the statements contained under "Assumptions of Fact" in the opinion of Vedder, Price, Kaufman & Kammholz regarding substantive consolidation matters delivered to the Trustee on the Closing Date are true and correct with respect to itself, and that CBC will comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein;

                  (xi) Members of the Issuer. CBC is the sole member of the Issuer, and it is the registered owner of all of the membership interests in the Issuer; and such membership interest has been fully paid and is owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase. CBC will not transfer its membership interests in the Issuer without the prior written consent of the Trustee, the Backup Servicer and the Rating Agency; provided, however, that CBC may transfer all of such membership interests to a wholly-owned subsidiary of CBC, so long as (a) such wholly-owned subsidiary covenants and agrees in writing with the Trustee not to transfer such membership interests without the prior written consent of the Trustee, the Backup Servicer and the Rating Agency and (b) CBC provides 30 days' prior written notice of such transfer to each of the Trustee, the Backup Servicer and the Rating Agency and prior to such transfer, CBC shall
         (I) upon request, fulfill the requirements of Section 2.7(b), and (II) take all such actions, including, without limitation, executing and

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

         delivering all such documents, certificates, instruments and Opinions of Counsel as are reasonably requested by the Trustee, the Backup Servicer or the Rating Agency; and

                  (xii) Financial Statements. All audited and, to the extent delivered or shown to any third party, unaudited financial statements of CBC (or any Affiliate thereof) that are consolidated to include the Issuer will contain detailed notes clearly stating that the (A) all of the Issuer's assets (including the Receivables) are owned by the Issuer, and (B) the Issuer is a separate entity.

         (c) The Servicer covenants and agrees:

                  (i) Database File. The Servicer will provide the Backup Servicer with a magnetic tape or disk in a format acceptable to the Servicer and the Backup Servicer containing the database file for each Receivable (including, a list of complete contact information for each Obligor and each beneficiary under the related insurance policy) (A) as of the Cutoff Date, (B) thereafter, as of the last day of (I) the preceding Quarterly Period on each Determination Date prior to a Servicer Termination Event and (II) each calendar week (within one Business Day of such day) after the occurrence of a Servicer Termination Event until the actual commencement of servicing functions by the Backup Servicer and (C) on and as of the Business Day before the actual commencement of servicing functions by the Backup Servicer following the occurrence of a Servicer Termination Event.

                  (ii) Backup Servicer Indemnification. CBC shall defend, indemnify and hold the Backup Servicer and any officers, directors, employees or agents of the Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Backup Servicer may sustain in connection with claims asserted at any time by third parties against the Backup Servicer to the extent the same arise out of the conduct of CBC in its capacity as the Servicer or the Backup Servicer's performance of its obligations as Backup Servicer or successor Servicer and which are not due to gross negligence or willful misconduct of the Backup Servicer.

         The Backup Servicer will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

         The Backup Servicer, upon replacement of the Servicer, will make arrangements with the predecessor Servicer for the prompt and safe transfer of, and the predecessor Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time): (i) the Receivables Files, (ii) collections history,
(iii) copies of the reconciliation statements for the Collection Account for the Quarterly Period (or portion thereof) immediately preceding the conversion to the Backup Servicer and (iv) the trial balances, as of the close of business on the day immediately preceding conversion to the Backup Servicer, reflecting all applicable information.

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

         The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer who the Backup Servicer reasonably and in good faith believes to be the appropriate Person for preparing and supplying such information or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Trustee or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Receivable with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

         Section 3.4 Purchase of Receivables Upon Breach of Covenant. Upon discovery by the Seller, the Servicer, the Issuer or the Trustee of a breach of any of the covenants set forth in Section 2.13 or 3.3(a), the party discovering such breach shall give prompt written notice to the other parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller or CBC, as Servicer, under this Section 3.4. Subject to the proviso in the second sentence of Section 8.2, as of the last day of the Quarterly Period related to a Payment Date in which (a) a Responsible Officer of the Servicer has actual knowledge or notice of any breach of any covenant set forth in Section 3.3(a) which materially and adversely affects the interests of the Noteholders in any Receivable or (b) a Responsible Officer of either the Seller or the Servicer has actual knowledge or notice of any breach of any covenant set forth in Section 2.13, the party in breach of any such covenant, shall, unless such breach shall have been cured in all material respects, purchase from the Issuer each Receivable materially and adversely affected by such breach and, on or before the related Deposit Date, shall pay the Purchase Amount to the Collection Account. Upon knowledge of the Trustee that such party in breach has failed to effect its purchase obligation, the Trustee for the benefit of the Noteholders shall enforce directly the obligation of such breaching party to purchase such Receivables. The obligation of the Seller or the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller or the Servicer, as applicable, for such breach available to the Noteholders, the Issuer or the Trustee on behalf of Noteholders; provided, however, that CBC, as the Servicer or the Seller, as applicable, shall indemnify the Issuer, the Backup Servicer, the Initial Purchaser, the Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach except to the extent arising out of or resulting from gross negligence or willful misconduct of the party seeking indemnification.

         Section 3.5 Servicing Fee; Payment of Certain Expenses by Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Quarterly Period pursuant to Section 4.4. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement

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

and the Related Documents to which it is a party (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to Noteholders).

         Section 3.6 Servicer's Certificate. No later than 10:00 a.m. New York City time on each Determination Date, the Servicer shall deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trustee to make any withdrawal required by Section 5.2, and the distributions required by Section 4.4, (ii) all information necessary to enable the Trustee to send the statements to Noteholders required by and containing the information set forth in Section 4.6, (iii) a list of all Warranty Receivables and Administrative Receivables, if any, purchased or repurchased, as the case may be, during the related Quarterly Period, and identifying the Receivables so purchased or repurchased, as the case may be and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Quarterly Period and Payment Date. Any Receivables purchased by the Servicer or repurchased by the Seller during the related Quarterly Period shall be identified by information similar to that as set forth in the Schedule of Receivables.

         Section 3.7 Annual Statement as to Compliance; Notice of Servicer Termination Event; Financial Statements.

         (a) The Servicer shall deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency, on or prior to the Closing Date and on or before 120 days after the end of the Servicer's fiscal year, of each year, beginning in 2003, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of the immediately preceding December 31 (or other applicable date), as applicable, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date (or the date a successor Servicer began to act as Servicer hereunder) to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature, extent and status thereof.

         (b) The Servicer shall deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency, promptly after having obtained knowledge thereof, but in no event later than one Business Day thereafter, an officer's certificate setting forth the details of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1.

         (c) Each of the Servicer and the Seller shall deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency
(i) on the Closing Date and on or before 120 days after the end of its fiscal year, of each year, beginning in 2003, the audited consolidated balance sheets of CBI as of the end of the immediately preceding fiscal year and the audited consolidated statements of income, shareholders' equity and cash flows thereof for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and certified by the Independent Accountants therefor and
(ii) within 60 days after the close of the first three quarters of each fiscal year (beginning with the fiscal quarter ending September 30, 2002) of CBI the unaudited consolidated balance sheets thereof as of the end of each such quarter and the unaudited consolidated statements of income, shareholders' equity and cash flows thereof for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and certified by an Executive Officer thereof.

         Section 3.8       Annual Independent Accountants' Report.

         On or prior to the Closing Date, the Servicer shall deliver, or cause Ernst & Young, who may also render other services to CBC, to deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency, and, for so long as CBC (or one of its Affiliates) is acting as Servicer, on or before April 30 of each year commencing in 2003, Deloitte & Touche (or another nationally recognized "big 4" firm of independent certified public accountants, the "Independent Accountants"), who may also render other services to CBC to deliver to the Issuer, the Initial Purchaser, the Trustee, the Backup Servicer and the Rating Agency, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date on which CBC's fiscal year ends), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, CBI, the Trustee, the Initial Purchaser and the Backup Servicer, to the effect that such firm has audited the financial statements of CBI and issued its report thereon, and that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances. The Servicer shall also cause such Independent Accountants to deliver an Accountants' Report (on any date in December 2002 and each December thereafter) with respect to certain agreed upon procedures and in substantially the form attached hereto as Exhibit C. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect to, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder.

         Section 3.9 Access to Documentation and Information Regarding Receivables. On reasonable prior written notice, the Servicer shall provide to representatives of the Issuer, the

Initial Purchaser, the Trustee, the Backup Servicer or the Rating Agency access to the documentation regarding the Receivables at such party's own expense (other than the Trustee), during the Servicer's normal business hours, to examine all the books of account, records, reports, and other papers of the Seller with respect to the Receivables, the Receivable Files or the Related Documents (to the extent retained by the Servicer), to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Servicer's affairs, finances and accounts with the Servicer's officers, employees, and independent certified public accounts, all at such reasonable times and as often as may be reasonably requested. The Trustee, the Backup Servicer and the Issuer shall and shall cause its representatives to hold in confidence all such information. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) the disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee, any Noteholder, the Backup Servicer, or the Issuer from sources other than the Seller, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Trustee's, any Noteholder's, the Backup Servicer's, or the Issuer's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee, any Noteholder, the Backup Servicer, or the Issuer or an Affiliate or an officer, director, employer, member or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Agreement approved in advance by the Seller or the Issuer or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee, any Noteholder, the Backup Servicer, or the Issuer having a need to know the same; provided, that the Trustee, any Noteholder, the Backup Servicer, or the Issuer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Seller.

         Section 3.10 Duties of the Servicer under the Indenture. The Issuer hereby appoints the Servicer to, and the Servicer hereby agrees that it shall, perform as agent on behalf of the Issuer the following duties of the Issuer under the Indenture (the Section references in each parenthetical are references to such Sections in the Indenture):

                  (a) the direction to the Paying Agents, if any, to deposit moneys with the Trustee (Section 3.3);

                  (b) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                  (c) the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

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

                  (d) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.11);

                  (e) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                  (f) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections
         6.8 and 6.10);

                  (g) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b)); and

                  (h) the recording of the Indenture, if applicable (Section 11.14).

         Section 3.11 Appointment and Powers of Backup Servicer. Subject to the terms and conditions hereof, the parties hereto appoint BNY Asset Solutions LLC as Backup Servicer, and BNY Asset Solutions LLC hereby accepts such appointment and agrees to act as the Backup Servicer and to perform all of the duties of the Backup Servicer in accordance with the provisions hereunder and under each of the Related Documents. The parties hereto authorize the Backup Servicer to take any such action as is authorized to be exercised by the Backup Servicer by the terms hereof, and under each Related Document, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.

         Section 3.12 Information to be Furnished to Rating Agency. The Servicer shall furnish to the Rating Agency such information with respect to the Servicer, the Receivables, and such other matters related thereto and to the transactions contemplated by the Related Documents as the Rating Agency may request in order to maintain ratings on the Notes.

                                   ARTICLE IV
                    DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

         Section 4.1       Accounts.

         (a) The Trustee shall establish the Collection Account in the name of the Trustee for the benefit of the Secured Parties (as defined in the Indenture). The Collection Account shall be a securities account established by the Trustee, and maintained with BNY.

         (b) The Trustee shall establish the Note Payment Account in the name of the Trustee for the benefit of the Secured Parties (as defined in the Indenture). The Note Payment Account shall be a securities account established by the Trustee and maintained with BNY.

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

         (c) The Trustee shall establish the Reserve Account in the name of the Trustee for the benefit of the Secured Parties (as defined in the Indenture). The Reserve Account shall be a securities account established by the Trustee and maintained with BNY.

         (d) Each of the Collection Account, the Note Payment Account and Reserve Account shall constitute a securities account (as such term is used in the applicable UCC) for purposes of the applicable UCC. For purposes of the applicable UCC, the BNY's jurisdiction shall be deemed to be Illinois.

         (e) All amounts held in the Collection Account, the Note Payment Account and the Reserve Account (collectively, the "Trust Accounts") shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee, as directed in writing by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Quarterly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. With respect to the Trust Accounts (i) BNY shall act as securities intermediary (as such term is used in applicable UCC), (ii) the Trustee shall be the entitlement holder (as such term is used in applicable UCC), (iii) all investments and other property credited to, and all other rights of the entitlement holder in respect of, such account shall be treated as financial assets (as such term is used in applicable
UCC), and shall be registered in the name of BNY or in blank, (iv) BNY shall indicate by book entry that all such financial assets have been credited to the applicable Trust Account, and send a confirmation thereof to the Trustee, (v) BNY will only comply with entitlement orders originated by Trustee (without the consent of Issuer or any other person). Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to
Section 4.4. The Issuer shall make a deposit to the applicable Trust Account in an amount equal to any net loss on such investments from any amounts paid or distributed to the Issuer hereunder on or within 5 days after the date such loss was incurred. The parties hereto acknowledge and agree that Trustee has control (as such term is used in the applicable UCC) of the Trust Accounts and the Lock-Box Account.

         (f) The Trustee shall, within ten (10) Business Days after the Closing Date, (I) establish the Lock-Box Account in the name of the Trustee for the benefit of the Secured Parties (as defined in the Indenture) and (II) subject the Lock-Box Account to a blocked account agreement satisfactory in form and substance to the Trustee and the Servicer and stating that BNY shall only take directions and instructions with respect to such account from the Trustee. The Lock-Box Account shall be a deposit account established by the Trustee and maintained with BNY, and the Trustee shall be BNY's customer with respect to the Lock-Box Account.

         (g) On or prior to the Closing Date, the Servicer shall cause each bank account owned by or maintained for the benefit of the Seller, or any of its officers or employees, that any Obligor remits payments with respect to the Receivables (the "Existing Bank Accounts"), to be changed to name "CBC Insurance Revenue Securitization, LLC" as the owner of each such account and each such account to be subject to a blocked account agreement among the account bank, the Servicer, the Issuer and the Trustee and consented to by the Seller, which blocked account agreement shall state that (i) the account bank shall only take directions and instructions with respect to such accounts from the Trustee,
(ii) neither the Servicer nor the Seller shall have any rights with respect to such account or the amounts, if any, maintained therein, and (iii) any amounts received in such accounts are to be removed and deposited into the Lock-Box Account on a daily basis. The Servicer shall ensure that the banks holding the Existing Bank Accounts transfer all funds deposited or otherwise credited to the Existing Bank Accounts to the Lock-Box Account on each Business Day.

         Section 4.2       Collections.

         (a) The Servicer shall, within ten (10) Business Days after the Closing Date, instruct each Obligor in an irrevocable written letter of direction, substantially in the form of Exhibit D attached hereto (the "Letter of Direction") to send payments in respect of Receivables to the Lock-Box Account. The Servicer shall remit to the Lock-Box Account all payments in respect of the Receivables by or on behalf of the Obligors received by the Servicer (and not directly remitted by such Obligor to the Lock-Box Account, the Collection Account or the Existing Bank Accounts) within two Business Days of receipt thereof.

         (b) Notwithstanding the provisions of subsection (a) hereof,

                  (i) the Servicer will be entitled to withdraw from amounts on deposit in the Collection Account with respect to a Quarterly Period amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds or that constituted payment of amounts that are not Receivables. The amounts to be withdrawn hereunder shall be paid by the Servicer to the Person lawfully entitled to such amounts on the related Payment Date pursuant to Section 4.4(ii) upon certification by the Servicer of such amounts and the provision of such information to the Trustee as may be necessary in the opinion of the Trustee to verify the accuracy of such certification. In the event that the Trustee has not received such certification or such information satisfactory to it of the Servicer's right to withdraw such amounts pursuant to this Section 4.2(b), the Trustee shall not make a distribution to the Servicer in respect of such amounts pursuant to Section 4.4(ii), or if the Servicer prior thereto has been reimbursed pursuant to Section 4.4(ii), the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date, and

                  (ii) on or prior to each Determination Date, the Servicer may, but is under no obligation to, advance the amount required to be paid with respect to a Receivable by the Obligor thereof on or prior to such Determination Date, but not yet received from such Obligor (each, a "Servicer Advance"). The Servicer shall only make a Servicer Advance with respect to a Receivable, if, in good faith, it reasonably believes that payment in an amount equal to such Servicer Advance on such Receivable will be received from the Obligor thereof prior to the next occurring Determination Date. Each Servicer Advance shall be repaid to the Servicer on the next occurring Payment Date pursuant to Section 4.4(ii) to the extent that funds are available upon certification by the Servicer of such amount advanced and the provision of such information to the Trustee as may be necessary in the Trustee's opinion to verify the accuracy of such certification. In the event that the Trustee has not received such certification or such information satisfactory to it of the Servicer's entitlement to reimbursement of the amount of the Servicer Advance, the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to
         Section 4.4(ii).

         Section 4.3 Additional Deposits and Withdrawals. (a) On or before each Deposit Date, the Servicer or the Seller shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Administrative Receivables and Warranty Receivables, respectively, which became such during the preceding Quarterly Period. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Payment Date, the Trustee shall deposit in the Collection Account any amounts withdrawn from the Reserve Account pursuant to Section 5.2.

         (b) No later than 10:00 a.m. New York City time on the third Business Day of each calendar month of a Quarterly Period, the Servicer shall deliver to the Issuer, the Trustee and the Backup Servicer, a certificate executed by a Responsible Officer of the Servicer containing (i) all information necessary to enable the Trustee to make any withdrawal from the Collection Account for distribution of the Split Commissions Amount for the immediately preceding calendar month and the aggregate amount, if any, of Additional Compensation deposited into the Collection Account during the immediately preceding calendar month, and (ii) all information necessary to enable the Trustee to confirm the calculation of such Split Commissions Amount and the aggregate amount, if any, of Additional Compensation. Not later than the second Business Day after receiving such certificate, the Trustee shall, to the extent that funds are available, withdraw from the Collection Account the Split Commissions Amount and the amount of Additional Compensation, each as set forth in such certification and distribute such amounts to the Persons entitled to receive any such amount as set forth in such certification.

         Section 4.4 Distributions. On each Payment Date, the Trustee shall (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) distribute the following amounts and in the following order of priority:

                  (i) first, from the Amount Available, to the Trustee, any accrued and unpaid expenses (of up to $75,000 per year) and fees of the Trustee in accordance with Section 6.7 of the Indenture; to any Backup Servicer (including the Issuer or the Trustee if acting in any such additional capacity), any accrued and unpaid fees and expenses (including a one time, reasonable transition expense to the Backup Servicer, not to exceed, in the aggregate, $75,000, but not including any indemnities owed to such person);

                  (ii) second, from the remaining Amount Available, to the Servicer, the Servicing Fee for the related Quarterly Period, each Servicer Advance, if any, and any amounts specified in Section 4.2(b);

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

                  (iii) third, from the remaining Amount Available, to the Note Payment Account for pro rata (based on the interest payment amounts for such subclass of Notes) distribution to the Holders of the Class A-1 Notes and the Holders of the Class A-2 Notes, an amount equal to the Class A-1 Interest Payment Amount and the Class A-2 Interest Payment Amount, respectively, for such Payment Date;

                  (iv) fourth, from the remaining Amount Available, to the Note Payment Account for pro rata distribution to the Holders of the Class B Notes, an amount equal to the Class B Interest Payment Amount for such Payment Date;

                  (v) fifth, from the remaining Amount Available, to the Note Payment Account for pro rata distribution to the Holders of the Class C Notes, an amount equal to the Class C Interest Payment Amount for such Payment Date;

                  (vi) sixth, to the Note Payment Account for pro rata distribution to the Holders of the Class A-1 Notes, from the remaining Amount Available, an amount equal to the Class A-1 Principal Payment Amount for such Payment Date and the Note Principal Shortfall, if any (calculated after giving effect to the application of such remaining Amount Available);

                  (vii) seventh, to the Note Payment Account for pro rata distribution to the Class A-2 Noteholders, from the remaining Amount Available, an amount equal to the Class A-2 Principal Payment Amount for such Payment Date, which Class A-2 Principal Payment Amount will equal zero on any Payment Date that occurs before the date on which the Class A-1 Notes have been paid in full and the Note Principal Shortfall, if any (calculated after giving effect to the application of such remaining Amount Available);

                  (viii) eighth, to the Note Payment Account for pro rata distribution to the Class B Noteholders, from the remaining Amount Available, an amount equal to the Class B Principal Payment Amount for such Payment Date, which Class B Principal Payment Amount will equal zero on any Payment Date that occurs before the date on which the Class A Notes have been paid and the Note Principal Shortfall, if any (calculated after giving effect to the application of such remaining Amount Available);

                  (ix) ninth, to the Note Payment Account for pro rata distribution to the Class C Noteholders, from the remaining Amount Available, an amount equal to the Class C Principal Payment Amount for such Payment Date, which Class C Principal Payment Amount will equal zero on any Payment Date that occurs before the date on which the Class A Notes and the Class B Notes have been paid in full and the Note Principal Shortfall, if any (calculated after giving effect to the application of such remaining Amount Available);

                  (x) tenth, from the remaining Amount Available to the Reserve Account, an amount, if any, necessary to make the amount on deposit in the Reserve Account (after

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

         giving effect to all withdrawals from the Reserve Account on such date) equal to the Reserve Account Required Amount;

                  (xi) eleventh, from the remaining Amount Available to the Trustee, the amounts owed to the Trustee in accordance with Section 6.7 of the Indenture and not paid pursuant to Section 4.4(i) and to the Backup Servicer amounts owed to the Backup Servicer and not paid pursuant to Section 4.4(i); and

                  (xii) twelfth, any remaining Amount Available, any remaining Retained Available Funds and any amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount, to the Issuer.

         Notwithstanding clauses first through twelfth above, if a Payout Trigger has occurred and is continuing, principal payable pursuant to clauses sixth and seventh above shall be distributed to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata (based on the Class A-1 Note Balance and the Class A-2 Note Balance) and at the same priority level.

         Section 4.5 Trustee as Agent. The Trustee, in making distributions as provided in this Agreement, shall act solely on behalf of and as agent for the Noteholders.

         Section 4.6 Statements to Noteholders. On each Payment Date, the Trustee shall include with each distribution to each Noteholder, a statement prepared by the Servicer (which statement shall also be provided by the Servicer to the Rating Agency) and based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.6, setting forth for the Quarterly Period related to such Payment Date the following information:

                  (i) the amount of such distribution allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, as applicable;

                  (ii) the amount of such distribution allocable to principal with respect to the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, as applicable;

                  (iii) the amount in the Reserve Account (after giving effect to distributions made on such Payment Date);

                  (iv) the Class A-1 Note Balance, the Class A-2 Note Balance, the Class B Note Balance, the Class C Note Balance and the Maximum Outstanding Note Principal Balance (after giving effect to distributions made on such Payment Date);

                  (v) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class C Interest Carryover Shortfall, and the change in such amounts from the preceding statement;

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

                  (vi) the amount of fees and expenses paid under clauses (i),
         (ii) and (xi) of Section 4.4 by the Trustee with respect to such Quarterly Period;

                  (vii) the Note Pool Factor for the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes (after giving effect to distributions made on such Payment Date);

                  (viii) the amount of collections on the Receivables during such Quarterly Period;

                  (ix) the amounts paid for purchases or repurchases of Receivables pursuant to Sections 2.5 and 3.4 during such Quarterly Period, the aggregate Split Commissions Amount paid during such Quarterly Period and any other amounts paid during such Quarterly Period as a result of the benefits under any insurance policy related to any Receivable being paid in full, including termination, satisfaction, exchange or surrender thereof or the mortality of the insured thereunder; and

                  (x) the details of any Event of Default or Payout Trigger occurring during such Quarterly Period or continuing during such Quarterly Period and the actions that the Servicer has taken and proposes to take with respect thereto.

Each amount set forth pursuant to subclauses (i) through (iii) above may be expressed as a dollar amount per $1,000 of original principal balance of a Note of the related class or subclass. Each statement shall also contain a reminder that (i) each Noteholder is required to be a Qualified Purchaser that purchased the Notes for its own account (and not the account of others) or as a fiduciary or agent for the account of another Qualified Purchaser (ii) any reoffer, resale, pledge or other transfer of the Notes must be to such a Qualified Purchaser and otherwise in accordance with the requirements of the Indenture and
(iii) the Issuer has the right to repurchase any Note not owned by a Qualified Purchaser.

                                    ARTICLE V
                                 RESERVE ACCOUNT

         Section 5.1 Initial Deposit. On the Closing Date, the Issuer shall deposit the Reserve Account Required Amount for such date into the Reserve Account.

         Section 5.2 Withdrawals from Reserve Account. If the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Net Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Payment Date pursuant to clauses first through ninth of Section 4.4 (such deficiency being a "Reserve Account Draw Amount"), then the Servicer's Certificate also shall specify the Reserve Account Draw Amount, and the Trustee shall withdraw from the Reserve Account funds in the amount of such Reserve Account Draw Amount (to the extent of the funds available therein) on or prior to the related Payment Date in accordance with the Servicer's Certificate. The amounts withdrawn by the Trustee from the Reserve Account pursuant to this Section 5.2 shall be

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

deposited by the Trustee into the Collection Account pursuant to Section 4.3. Notwithstanding the foregoing, if a Payout Trigger has occurred, all amounts remaining on deposit in the Reserve Account after giving effect to the application of amounts on deposit in the Reserve Account to pay any such deficiency of amounts payable pursuant to clauses first through fifth shall be deposited in the Note Payment Account and distributed to the Class A-1 Noteholders and the Class A-2 Noteholders pro rata (based on the Class A-1 Note Balance and the Class A-2 Note Balance) and at the same priority level.

                                   ARTICLE VI
                              SERVICER AS CUSTODIAN

         Section 6.1       Duties of Servicer as Custodian.

         (a) Safekeeping. The Servicer, in its capacity as Custodian, shall hold (or have agents hold on behalf of the Servicer) the Receivable Files on behalf of the Trustee. In performing its duties as Custodian hereunder, the Custodian shall act with reasonable care, exercising the degree of skill and care that the Custodian exercises with respect to similar documents and that is consistent with industry standards. The Custodian shall implement such policies and procedures in writing with respect to the handling and custody of the Receivable Files, so that the integrity and physical possession of the Receivable Files shall be maintained, and, in general, shall attend to all details in connection with maintaining custody of the Receivable Files as agent of the Trustee. The Custodian shall maintain the Receivable Files in such a manner as shall enable the Trustee to verify, if the Trustee so elects, the accuracy of the recordkeeping of the Custodian. The Custodian shall promptly report to the Trustee any failure on its part to hold the Receivable Files and shall promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. CBC (if it is the Custodian) shall maintain each Receivables File at 300 North Greene Street, Suite 2050, Greensboro, North Carolina 27401 or at such other office of CBC within the State of North Carolina (or, in the case of any successor Servicer, within the State in which its principal place of business is located) as shall be specified to the Trustee by 30 days' prior written notice. The Custodian shall make available to the Trustee (or, when requested in writing by the Trustee, to its attorneys or auditors) the Receivables Files at such times during the normal operating hours as the Trustee shall reasonably instruct.

         (c) Release of Documents. Upon written instructions from the Servicer, the Custodian shall release or cause to be released any Receivables File to the Servicer, the Servicer's agent, or the Servicer's designee, as the case may be, at such place or places as the Servicer may designate, as soon thereafter as is practicable, but in all cases only for the purpose of permitting the Servicer to service the Receivables in accordance with this Agreement and the Servicing Policy and Procedures or if the benefit under the insurance policy related to the Receivable has been terminated, satisfied, surrendered, exchanged, or paid in full. Any Receivables File so released shall be handled by the Servicer with due care and returned to the Custodian for safekeeping as soon as the Servicer or its agent or designee, as the case may be, shall have no further need therefor. The Custodian shall not be responsible for any loss occasioned by the failure of the Servicer, its agent or its designee to return any documents or any delay in doing so.

         (d) Title to Receivables Files. The Custodian agrees that, in respect of any Receivables File held as custodian hereunder, the Custodian will not at any time have or in any way attempt to assert any interest in such Receivables File, other than solely for the purpose of collecting the related Receivable for the benefit of the Issuer and the Trustee and that the entire equitable interest in such Receivable and the related Receivables File shall at all times be vested in the Issuer and the Secured Parties.

         Section 6.2 Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivables File upon its receipt of written instructions signed by the Trustee. A certificate of authority and incumbency executed by the Secretary or Assistant Secretary of the Trustee shall constitute conclusive evidence of the authority of any signatory to act and shall be considered in full force and effect until receipt by the Custodian of written notice to the contrary given by the Trustee.

         Section 6.3 Custodian's Indemnification. The Custodian (other than the Trustee) shall indemnify and hold harmless the Trustee, its officers, directors, employees and agents and the Noteholders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable legal fees if any) of any kind whatsoever that may be imposed on, incurred, or asserted against the Trustee or the Noteholders as the result of any gross negligence or willful misconduct by the Custodian relating to the maintenance and custody of the Receivables File; provided, however, that the Custodian shall not be liable hereunder to the extent, but only to the extent, that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misconduct or gross negligence of the Trustee.

         Section 6.4 Effective Period and Termination. The Servicer's appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 6.4 or until this Agreement shall be terminated. The Custodian may perform its duties through one or more agents, which agents may maintain physical possession of Receivables Files as agent for the Custodian acting as custodian but no such arrangement shall relieve the Custodian of its obligations as custodian hereunder. If CBC shall resign as Servicer, the appointment of the Custodian hereunder may be terminated in the same manner as the rights and obligations of the Servicer may be terminated under Section 8.2. Promptly (and in any event within two Business Days) after any termination of such appointment, the Custodian shall deliver, or cause to be delivered, the Receivables Files to the Trustee, the Trustee's agent or the Trustee's designee at such place or places as the Trustee (with the consent of the Note Voting Amount) may reasonably designate.

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

                                   ARTICLE VII
                                    SERVICER

         Section 7.1       Liability of Servicer; Indemnities.

         (a) The Servicer (in its capacity as such and, in the case of CBC, without limitation of its obligations hereunder in its individual capacity) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations, warranties and covenants made by the Servicer.

         (b) The Servicer (if CBC is the Servicer) shall indemnify, defend and hold harmless the Issuer, the Trustee, the Backup Servicer, the Initial Purchaser, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes and costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Backup Servicer, the Initial Purchaser, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Trustee, the Backup Servicer, the Initial Purchaser or the Noteholders by reason of the breach of this Agreement by the Servicer (except as provided in Section 3.3), the gross negligence or willful misconduct of the Servicer in the performance or failure to perform any of its duties or obligations under this Agreement.

         (d) Indemnification under this Article shall survive the termination of this Agreement and shall include, without limitation, reasonable fees, costs and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.


         (e) Notwithstanding the indemnity provisions contained in Sections 7.1(b)-(d) above, the Servicer shall not be required to indemnify the Issuer, the Trustee, the Backup Servicer, the Initial Purchaser, the Noteholders or their respective officers, directors, agents or employees against any tax, costs, expenses, losses, damages, claims or liabilities to the extent the same shall be due to (i) the willful misconduct or gross negligence of such party, or
(ii) recourse for uncollectible or uncollected Receivables (unless such failure to collect was a result of the Servicer's breach of its representations or warranties or obligations hereunder).

         Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

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

         (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease all or substantially all its assets as an entity to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement, and shall be an Eligible Servicer (other than with respect to clauses (v) and (vi) of the definition thereof). Any legal entity (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease all or substantially all of the assets of the Servicer, or
(iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such agreement of assumption is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that (A) nothing contained herein shall be deemed to release the Servicer from any obligation under the Related Documents and (B) Servicer shall provide 30 days prior written notice of any merger, consolidation or succession pursuant to this Section 7.2(a) to the Issuer, the Trustee, the Noteholders and the Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Section 3.3 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and (y) the Servicer shall have delivered to the Issuer and the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Issuer and the Trustee an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the security interest of the Issuer and the Trustee in the Receivables and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

         (b) Any legal entity (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such agreement of assumption is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation hereunder.

         Section 7.3 Limitation on Liability of Servicer, Backup Servicer and Others.

         (a) None of the Servicer, the Backup Servicer or any of the directors or officers or employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Issuer or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misconduct or gross negligence in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Issuer and the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Issuer or the Trustee, each in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Issuer, the Trustee and the Noteholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to BNY Asset Solutions LLC acting in the capacity of Backup Servicer or successor Servicer. BNY Midwest Trust Company, as Trustee, and BNY Asset Solutions LLC, as Backup Servicer may, in their respective capacities, discharge their functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from its respective performance of express duties set forth in this Agreement in such respective capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto to such extent, except in the case of gross negligence or willful misconduct by BNY Midwest Trust Company or BNY Asset Solutions LLC, as applicable.

         Section 7.4 Delegation of Duties. The Servicer may delegate all or any portion of its servicing duties under this Agreement to an Affiliate of the Servicer by providing prior written notification to the Rating Agency and obtaining the prior written consent of the Note Voting Amount, the Issuer, and the Backup Servicer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. If the Backup Servicer becomes the Servicer hereunder, such Servicer may delegate its duties to one or more subservicers; provided, however, that such delegation shall not relieve the Servicer of its responsibility with respect to such duties. The Servicer may at any time perform certain specific duties as Servicer through other subcontractors, including through the Subservicer pursuant to the Subservicing Agreement. The Subservicer shall be paid compensation on market terms by the Servicer.

         Section 7.5 Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Note Voting Amount does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or the Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Issuer and the Trustee. Notwithstanding the foregoing, if the Backup Servicer or the Servicer is the Trustee and the Trustee resigns or is removed pursuant to Section 6.8 of the Indenture, the Backup Servicer or the Servicer, as the case may be, may resign hereunder or may be removed by the Issuer. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation or removal of the Backup Servicer shall become effective until the Issuer shall have appointed a Person that is an Eligible Servicer to act as successor Backup Servicer and such Person shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal. The Backup Servicer may resign for any reason, provided an entity acceptable to the Trustee and the Note Voting Amount, in their sole discretion, shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation.

                                  ARTICLE VIII
                           SERVICER TERMINATION EVENTS

         Section 8.1 Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                  (a) Any failure by the Servicer to deliver to the Trustee for distribution to the Noteholders any proceeds or payment received and/or required to be delivered by the Servicer under the terms of this Agreement that continues unremedied for a period of two (2) Business Days after such payment is due;

                  (b) Failure by the Servicer to deliver to the Trustee the Servicer's Certificate on any Determination Date, or failure on the part of the Seller or the Servicer to observe their respective covenants and agreements set forth in Section 2.13, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2(a);

                  (c) Failure or failures on the part of the Seller or the Servicer duly to observe or perform any covenants or agreements of the Seller or the Servicer set forth in this Agreement (other than the breach of a covenant or agreement which constitutes a Servicer Termination Event under another subsection of this Section 8.1), which failure remains unremedied for a period of thirty (30) days after a Responsible Officer of either the Seller or the Servicer has actual knowledge or notice thereof;

                  (d) The occurrence of an Insolvency Event with respect to the Servicer;

                  (e) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or the interests of the Noteholders and, within thirty (30) days after a Responsible Officer of the Servicer has actual knowledge or notice thereof, the circumstances or condition in respect of which such representation, warranty or statement was incorrect (and the resulting adverse effect) shall not have been eliminated or otherwise cured, but not including any representation, warranty, covenant or statement related to any Purchased Receivable on which payment of the Purchase Amount is made in connection therewith pursuant to Section 3.4;

                  (f) Any Performance Guarantor Default shall occur; or

                  (g) (i) the Servicer is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace, if any, provided with respect thereto, or
         (ii) the Servicer is in default in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment.

         Section 8.2 Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, either the Trustee (to the extent a Responsible Officer of the Trustee has actual knowledge thereof or at the direction of the Note Voting Amount), the Issuer or the Note Voting Amount, by notice given in writing to the Servicer and Backup Servicer (and to the Trustee and the Issuer if given by the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement; provided, however, that the terminated Servicer (if CBC is the terminated Servicer) shall remain liable for any breach of its covenants described in Section 2.13 and Section 3.3(a) and for purchases of Receivables pursuant to Section 3.4. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Receivables or otherwise (other than any repurchase obligation of the Servicer for which CBC shall remain liable), automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; provided, however, that the successor Servicer shall (i) have no liability for, and shall be indemnified by the terminated Servicer or CBC, and from the Collection Account in accordance with Section 4.2(b), from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Losses"), arising out of or resulting from any act, omission or breach of this Agreement of the terminated Servicer or CBC and (ii) have no obligation to perform any repurchase or advancing obligations of CBC hereunder. The successor Servicer shall have no liability to the Noteholders, the Trustee or to any other Person for any Losses arising out of or resulting from delays of the terminated Servicer in transmitting Quarterly Records or Collection Records, to the successor Servicer, or for any other Losses incurred in the servicing transition. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Quarterly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. The terminated Servicer shall grant the Issuer, the Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense. The terminated Servicer shall be entitled, for so long as it was performing its duties and obligations as Servicer in accordance with the terms of this Agreement, to its pro rata share of the Servicing Fee for the Quarterly Period during which the termination occurred.

         Section 8.3       Appointment of Successor Servicer.

         (a) On and after the time the Servicer and the Backup Servicer receives a notice of termination pursuant to Section 8.2, or upon the resignation of the Servicer pursuant to Section 7.5, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Issuer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (b) Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Trustee, the
Note Voting Amount or the Issuer may petition a court of competent jurisdiction to appoint any Eligible Servicer to act as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.5.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

         (d) The Backup Servicer may, with the prior consent of the Note Voting Amount and at its own expense, subservice any and all of its duties and responsibilities hereunder, including its duties as successor Servicer hereunder should the Backup Servicer become the successor Servicer pursuant to Section 8.2 or this Section 8.3; provided, however, that notwithstanding such subservicing, the Backup Servicer shall remain primarily liable for the performance of the duties and obligations so subserviced.

         Section 8.4 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to the Rating Agency, and the Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

         Section 8.5 Waiver of Past Defaults. The Note Voting Amount may, on behalf of all Holders of Notes, waive any default by the Servicer in the performance of its obligations hereunder or Servicer Termination Event and its consequences; provided, however, that the Note Voting Amount may not waive any default in the full and timely payment to BNY Midwest Trust Company, as Trustee or BNY Asset Solutions LLC, as Backup Servicer of any of their respective fees, expenses or other amounts due to either of them. Upon any such waiver of a past default or Servicer Termination Event, such default or Servicer Termination Event shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Trustee shall provide the Noteholders and the Rating Agency with notice of any waiver of any such default or Servicer Termination Event.

                                   ARTICLE IX
                                   TERMINATION

         Section 9.1 Optional Purchase of All Receivables. On each Determination Date as of which the Note Balance is equal to or less than 10% of the original Note Balance, CBC shall have the option to purchase all, but not part, of the Receivables. To exercise such option, CBC shall give the Issuer and the Trustee written notice of such election at least 25 days prior to the Redemption Date and pay the aggregate Purchase Amounts for the Receivables and following the Redemption Date shall succeed to all interests in and to the Receivables; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of the Redemption Price of the Notes if applied in accordance with Section 4.4. CBC shall deposit the aggregate Purchase Amounts for the Receivables into the Collection Account on such Determination Date, and the Trustee shall distribute the amounts so deposited in accordance with Section 4.4.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1      Amendment.

         (a) This Agreement may be amended by the Seller, the Servicer, the Backup Servicer, the Trustee and the Issuer, without the consent of any of the Noteholders, (i) to cure any ambiguity or (ii) to add provisions to this Agreement or to correct or supplement any provisions in this Agreement; provided, however, that any such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer and the Trustee, adversely affect in any material respect the interests of the Noteholders.

         (b) This Agreement may be amended from time to time by the Seller, the Servicer, the Backup Servicer, the Trustee and the Issuer and with the prior written consent of the Note Voting Amount (which consent of any Holder of a Note given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment, modification or change shall without the prior written consent of the Holders of all Notes then Outstanding (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions required to be made on any Note, the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, (ii) amend any provisions of Section 4.4 in such a manner as to affect the priority of payment of interest or principal to Noteholders, (iii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder or (iv) amend, alter or modify the definition of Net Available Funds.

         (c) Prior to the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to the Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Issuer shall furnish an executed copy of such amendment or consent to the Trustee, who shall promptly furnish copies thereof to the Noteholders.

         (e) Prior to the execution of any amendment to this Agreement, the Issuer and Trustee shall each be entitled to receive, upon request, and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Issuer may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities under this Agreement or otherwise. The Trustee may, but shall not be obligated to, enter into any amendment to this Agreement that affects the Trustee's own rights, duties, liabilities or immunities under this Agreement or otherwise.

         Section 10.2      Protection of the Receivables.

         (a) The Servicer shall authorize and file such financing statements and cause to be authorized and filed such continuation, termination and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the security interest of the Issuer and the Trustee in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) None of the Seller, the Servicer or the Issuer shall change its name, identity or legal structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of the UCC, unless and until it shall have fulfilled the requirements of Section 2.7(b).

         (c) None of the Seller, the Servicer or the Issuer shall change its location (as such term is used in the applicable UCC), unless and until it shall have fulfilled the requirements of Section 2.7(b). The Servicer shall at all times maintain each office from which it services Receivables and the Seller, the Servicer and the Issuer shall at all times maintain its chief executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know the status of such Receivable (updated within one Business Day), including payments made and payments owing (and the nature of each) and (ii) reconciliation between payments on each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly (with reference to the Issuer) that the Receivable is owned by the Issuer and subject to the lien of the Indenture. Indication of the Issuer's ownership of a Receivable and the lien of the Indenture shall be deleted from or modified on the Servicer's computer systems when, and only when, the insurance policy related to such Receivable has been terminated, satisfied, surrendered, exchanged, paid in full or repurchased by the Seller or the Servicer, as applicable.

         (f) If at any time the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer unless the insurance policy related to such Receivable has been terminated, satisfied, exchanged, paid in full or repurchased by the Seller or the Servicer, as applicable.

         (g) The Servicer shall deliver to the Issuer, the Trustee and the Rating Agency, on or prior to the Closing Date and on or before April 30 of each calendar year commencing in 2003 an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the security interest of the Issuer and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such security interest.

         (h) The Servicer shall furnish to the Issuer, the Trustee and the Backup Servicer at any time upon reasonable request a list of all Receivables then held by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Seller.

         (i) The Servicer shall deliver to the Issuer and the Trustee simultaneously with the execution and delivery of this Agreement and of each amendment hereto or to any of the other Related Documents and upon the occurrence of the events giving rise to an obligation to give notice pursuant to
Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the security interest of the Issuer and the Trustee in the Receivables, and reciting, the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such security interest.

         Section 10.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN WITH RESPECT TO PERFECTION OF THE TRANSFER HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         Section 10.5 Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer), this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Issuer, the Trustee, the Backup Servicer and the Note Voting Amount.

         Section 10.6 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, including the Trustee on behalf of the Noteholders pursuant to the Indenture. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 10.7 Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 10.8 Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: Long, Miller & Associates, L.L.C., c/o Clark/Bardes Consulting, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010, Fax No.: (847) 304-9568, Attention:
Andy Lee, (b) in the case of CBC, at the following address: 102 South Wynstone Park Drive, North Barrington, Illinois 60010, Fax No.: (847) 304-9568,
Attention: Thomas M. Pyra, (c) in the case of the Issuer, at the following address: CBC Insurance Revenue Securitization, LLC, c/o Clark/Bardes Consulting, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010, Fax No.:
(847) 304-9568, Attention: Thomas M. Pyra, (d) in the case of the Trustee, at the following address: 2 North LaSalle Street, Chicago, Illinois 60602, Fax No.:
(312) 827-8570, Attention: Sally Tokich, (e) in the case of the Backup Servicer, at the following address: 600 East Las Colinas Boulevard, Suite 1300, Irving, Texas 75039, Fax No.: (972) 401-8554, Attention: Risk Management and (f) in the case of the Rating Agency, at the following address: Standard & Poor's Ratings Services, at 55 Water Street 41st Floor, New York, New York 10041, Fax No.:
(212) 438-2664, Attention: Structured Finance - Asset-Backed Surveillance; or at such other address as shall be designated by any such Person in a written notice to the parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Notwithstanding any provision hereof to the contrary, a copy of each notice required to be provided hereunder shall be provided to the Rating Agency.

         Section 10.9 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY RELATED DOCUMENT OR ANY MATTER ARISING THEREUNDER.

         Section 10.10 Nonpetition Covenant. Until the date that is one year and one day following the payment in full of all amounts due in respect of the Notes, none of the Trustee, the Servicer, the Issuer, the Backup Servicer nor the Seller shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                      CBC INSURANCE REVENUE SECURITIZATION, LLC, as Issuer


                                      By:    /s/ James Radosevich
                                             -----------------------------------
                                      Name:  James Radosevich
                                      Title: Secretary


                                      LONG, MILLER & ASSOCIATES, L.L.C.


                                      By:  CLARK/BARDES CONSULTING, INC.,
                                           its sole member


                                           By:    /s/ Thomas M. Pyra
                                                  ------------------------------
                                           Name:  Thomas M. Pyra
                                           Title: Chief Financial Officer and
                                                  Chief Operating Officer


                                      CLARK/BARDES CONSULTING, INC.,
                                      in its individual capacity and as
                                      initial Servicer

                                           By:    /s/ Thomas M. Pyra
                                                  ------------------------------
                                           Name:  Thomas M. Pyra
                                           Title: Chief Financial Officer and
                                                  Chief Operating Officer

                                      BNY MIDWEST TRUST COMPANY,
                                      not in its individual capacity, but
                                      solely as Trustee


                                      By:    /s/ Sally Tokich
                                             -----------------------------------
                                      Name:  Sally Tokich
                                      Title: Assistant Treasurer



                                      BNY ASSET SOLUTIONS LLC,
                                      not in its individual capacity, but
                                      solely as Backup Servicer


                                      By:    /s/ Michael F. Cocanougher
                                             -----------------------------------
                                      Name:  Michael F. Cocanougher
                                      Title: Managing Director

                                    Exhibit A

                               FORM OF ASSIGNMENT
                               ------------------


                                                          November __, 2002

         For value received, in accordance with the Sale and Servicing Agreement, dated as of October 1, 2002 (the "Sale and Servicing Agreement"), among CBC Insurance Revenue Securitization, LLC, as Issuer (the "Issuer"), the undersigned, individually and as Seller ("LongMiller"), Clark/Bardes Consulting, Inc., as Servicer (the "Servicer"), BNY Midwest Trust Company, as Trustee (the "Trustee") and BNY Asset Solutions, LLC, as Backup Servicer (the "Backup Servicer"), LongMiller does hereby irrevocably sell, transfer, assign and otherwise convey unto the Issuer, without recourse (subject to the obligations in the Sale and Servicing Agreement), all right, title and interest of LongMiller in and to (A) the Receivables listed in the Schedule of Receivables and all monies received thereunder after the Cutoff Date with respect to such Receivables; (B) the Receivable File related to each Receivable; (C) all funds on deposit in the Existing Bank Accounts and the Trust Accounts, and all investments and proceeds thereof (including all income therein); and (D) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors or any other person in connection with the Receivables, the Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Sale and Servicing Agreement.

         This Assignment shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the date first above written.


                                       LONG, MILLER & ASSOCIATES, L.L.C.


                                       By:  CLARK/BARDES CONSULTING, INC.,
                                            its sole member


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                                                       Exhibit B
                             SERVICER'S CERTIFICATE
                             ----------------------

                                                                       Exhibit C
                               ACCOUNTANTS' REPORT
                               -------------------

                                                                       Exhibit D
                           FORM OF LETTER OF DIRECTION
                           ---------------------------

                [Letterhead of Long, Miller & Associates, L.L.C.]

[Carrier]
[Address]
[Address]
Attention:  [            ]

Dear _______________:

         Reference is made to [our letter to you dated ___________, 2002, which you acknowledged and returned to us (the "Letter")] [the Agreement and Acknowledgement of Assignment dated ________, 2002 among you, Long, Miller & Associates, L.L.C. and the other parties thereto (the "Agreement")]. Capitalized terms used herein are used as used in the [Letter][Agreement]. We hereby advise you that we have irrevocably sold, transferred and assigned all of our right, title and interest in and to all of the Commissions referred to in the [Letter][Agreement] to CBC Insurance Revenue Securitization, LLC, a Delaware limited liability company ("CBC LLC"), and CBC LLC has pledged all of such right, title and interest to BNY Midwest Trust Company, as trustee (the "Trustee") for the benefit of the holders of certain indebtedness to be issued by CBC LLC. We hereby irrevocably instruct you to direct all payments due and payable on the Commissions on and after December 9, 2002, at the time such payments are due, by means of (i) a wire transfer of immediately available funds, to the following account (the "Lock-Box Account"):

                  Account Name:
                               -------------------------------------
                  Account No.:
                              --------------------------------------
                  Bank:
                       ---------------------------------------------
                  ABA No.:
                          ------------------------------------------
                  Attention:
                            ----------------------------------------
                  Telephone:
                            ----------------------------------------
                  Fax:
                      ----------------------------------------------

or (ii) a check made payable to CBC Insurance Revenue Securitization, LLC mailed to 2 North LaSalle Street, Chicago, Illinois 60602 for further deposit into the Collection Account. We further authorize you to accept such further written instructions from the Trustee, with respect to such payments.

         Please feel free to contact Mr. Andrew C. Lee at (800) 510-2050 should you have any questions concerning these instructions.

                                       Very truly yours,

                                       LONG, MILLER & ASSOCIATES, L.L.C.

                                       By: _______________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES
                             -----------------------



On file at BNY MIDWEST TRUST COMPANY

                                   SCHEDULE B



                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

         In addition to the representations and warranties set forth in the Agreement, the Seller makes the following representations and warranties as to itself and the Receivables conveyed by the Seller, on which the Issuer relies in accepting such Receivables and in executing and issuing the Notes and upon which the Trustee has relied in authenticating the Notes.

         1. Characteristics of Receivables. (A) Each Receivable (1) has been originated in connection with the purchase of a policy of life insurance issued by an Obligor and was originated by the Seller in the ordinary course of its business and the Seller had (x) all necessary insurance licenses and approvals required by any Obligor obligated to make payments in respect of any Receivable or required by any applicable jurisdiction and (y) all other necessary licenses and approvals in all jurisdictions where the failure to do so would adversely affect (i) its ability to transfer the Receivables to the Issuer pursuant to this Agreement, (ii) the validity or enforceability of the Receivables or any contract or agreement related thereto (iii) its ability to perform its obligations hereunder and under the Related Documents to which it is a party and
(2) is subject to the first priority security interest in favor of the Issuer pursuant to the Sale and Servicing Agreement, which in turn will be pledged to the Trustee for the benefit of the Noteholders pursuant to the Indenture; and
(B) as of the Cutoff Date no payment with respect to any Receivable is overdue.

         2. Characteristics of Obligors. Each Obligor (other than Manufacturers Life Insurance Company, Great-West Life & Annuity Insurance Company and Sun Life Assurance Company of Canada) is incorporated or organized under the laws of a State of the United States of America and, as of the Cutoff Date, no Obligor (A) is the subject of any federal, state or other bankruptcy, insolvency or similar proceeding or (B) is the subject of a judgment in its favor. Each payment with respect to each Receivable will be made by the related Obligor free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto including those imposed by the state or foreign jurisdiction under the laws of which such Person is organized or any political subdivision thereof.

         3. Location of Receivable Files. A complete Receivable File with respect to each Receivable has been delivered to the Custodian on or prior to the Closing Date.

         4. Schedule of Receivables. The information with respect to the Receivables set forth in its Schedule of Receivables is true and correct as of the close of business on the Closing Date.

         5. Adverse Selection. No selection procedures having an adverse effect on the Noteholders have been utilized in selecting the Receivables from those payment streams similar to the Receivables owned by it which met the selection criteria contained in this Agreement.

         6. Compliance with Law. None of the contracts related to any Receivable, at the time such Receivable was originated, contravened and, at the execution of this Agreement contravenes, any requirements of applicable federal, state and local laws, and regulations.

         7. No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department, or instrumentality of the United States of America or any state.

         8. Receivables in Force. No Receivable has been satisfied, exchanged, surrendered, terminated, subordinated or rescinded, nor has any such Receivable been excluded from the Lien granted pursuant to the Indenture.

         9. No Amendments. No payment extensions on any Receivable has been granted, and no contract related to any Receivable has been amended or modified (except as provided in the related Receivables File) and none of the provisions of any contract related to any Receivable have been waived (except as provided in the related Receivables File).

         10. No Defenses. As of the Closing Date, no right of rescission, set-off, counterclaim or defense exists (other than any unasserted setoff, recoupment or similar right set forth in any Obligor Receivable Agreement or existing under applicable law) or has been asserted or threatened with respect to any Receivable or any contract related thereto. The operation of the terms of any Receivable or any contract related thereto or the exercise of any right thereunder will not render such Receivable or any contract related thereto unenforceable in whole or in part or subject to any such right of rescission, set-off, counterclaim, or defense (other than any unasserted setoff, recoupment or similar right set forth in any Obligor Receivable Agreement or existing under applicable law).

         11. No Fraud or Misrepresentation. Each Receivable was originated by it without fraud, deceit or misrepresentation on its part.

         12. Receivables Not Assumable. No Receivable or any contract related thereto is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to it with respect to payments in respect of such Receivable.

         13. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments in respect of any Receivable or otherwise to impair the rights of the Issuer, the Trustee, the Initial Purchaser or the Noteholders in any Receivable or the proceeds thereof (other than contracts, agreements or other similar arrangements entered into by the Seller or any of its identified current or former officers, employees or members obligating the Seller (or such other person) to split certain commissions in specified amounts with such Persons, which such Persons and amounts have been identified to the Trustee on or prior to the Closing Date). Prior to the sale by the Seller of the Receivables to the Issuer, the Seller did not convey information (or know of any such conveyance by another Person) to the Issuer that would result in constructive or actual knowledge by the Issuer that the interest of the Seller in such Receivables or the proceeds thereof were subject to the actual or claimed interest of any Person.

         14. No Default. No default, breach, violation or event which could reasonably be expected to result in the termination of any contract related to any Receivable has occurred; no continuing condition that with notice or the lapse of time could reasonably be expected to result in a default, breach, violation, or event which could reasonably be expected to result in the termination under the terms of any insurance policy related to any contract related to any Receivable has arisen as of the Closing Date; the Seller shall not waive, and has not waived, any of the foregoing.

         15. Title. It is the intention of the Seller that the sale, transfer and assignment contemplated in this Agreement constitutes an absolute sale (or contribution) of the Receivables and the proceeds thereof to the Issuer and that the beneficial interest in and title to such Receivables not be part of its estate in the event of the filing of a bankruptcy petition by or against it under any bankruptcy law. No Receivable or the proceeds thereof has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Issuer. Immediately prior to the sale, transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all Liens and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each the Receivable, and will be the sole owner thereof, free and clear of all Liens (other than the Lien in favor of the Trustee pursuant to the Related Documents).

         16. Computer Tape. The Computer Tape made available by the Seller (or the Servicer on its behalf) to the Issuer and the Backup Servicer on or prior to the Closing Date was complete and accurate in all respects as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         17. Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable. The Seller has not entered into any contract, agreement or arrangement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables (except in respect of which the required consent to such assignment or waiver of such prohibition, restrictions or conditions to such Assignment have been obtained).

         18. All Filings Made. All filings or other action (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest, and the Trustee a first priority perfected security interest, in the Receivables have been made.

         19. Valid and Binding Obligation of Obligor. The related Obligor of each Receivable is contractually obligated to make payments with respect to such Receivable directly to the Seller (or to the Issuer (as assignee of such Receivable)). Each Receivable and each contract related thereto is (a) in full force and effect, (b) the legal, valid and binding obligation of the Obligor thereunder and each other party thereto, (c) enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and
(d) all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto. No event has occurred under any contract related to a Receivable that would give the Obligor thereunder the right to terminate such contract for cause or otherwise. All necessary consents by each Obligor to the assignment of the Receivables have been obtained and are in full force and effect.

         20. The Seller hereby makes represents, warrants, and covenants to each other party to the Agreement and the Initial Purchaser, as follows, that on the Closing Date:

                                     General
                                     -------

         1. The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the proceeds thereof in favor of the Trustee for the benefit of the Noteholders, which security interest is prior to all other Liens, and is enforceable as such as against its creditors of and purchasers.

         2. The Receivables constitute "accounts," "deposit accounts," "electronic chattel paper," "general intangibles," "goods," "instruments," "investment property," or "tangible chattel paper," within the meaning of the applicable UCC.

         3. The Lock-Box Account and the Trust Accounts constitute either a deposit account or a securities account.

                                    Creation
                                    --------

         4. It owns and has good and marketable title to the Receivables free and clear of any Lien (other than the Lien in favor of the Issuer or the Trustee pursuant to this Agreement or the Related Documents).

         5. It has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of each state's law governing insurance policies.

                                   Perfection
                                   ----------

         6. It has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from it to the Issuer, and the security interest in the Receivables granted to the Trustee for the benefit of the Noteholders.

         7. With respect to the Lock-Box Account that constitutes a deposit account, either:

         (i) the Issuer has delivered to the Trustee a fully executed agreement pursuant to which the bank maintaining the deposit account has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Lock-Box Account without further consent by the Issuer; or

         (ii) the Issuer has taken all steps necessary to cause the Trustee to become the account holder of the Lock-Box Account.

         8. With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

         (i) the Issuer has caused or will have caused, within ten days after the effective date of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Receivables to the Trustee; or

         (ii) the Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Trust Accounts without further consent by the Issuer; or

         (iii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Trustee as the person having a security entitlement against the securities intermediary in each of the Trust Accounts.

                                    Priority
                                    --------

         9. Other than the transfer of the Receivables to the Issuer under the Agreement and the security interest granted to the Trustee for the benefit of the Noteholders pursuant to the Indenture, neither it nor the Issuer has pledged, assigned, sold, granted a security interest in (except for any grant of a security interest contained in any Obligor Receivable Agreement, as in effect on the Closing Date), or otherwise conveyed any of the Receivables, the Lock-Box Account or the Trust Accounts. Neither it nor the Issuer has authorized the filing (except for any authorization to file a financing statement contained in any Obligor Receivable Agreement, as in effect on the Closing Date, or resulting from any Obligor Receivable Agreement being a security agreement under the applicable UCC) of, or is aware of any financing statements against it or the Issuer that include a description of collateral covering the Receivables, the Lock-Box Account or any Trust Account other than any financing statement relating to the security interest granted to the Issuer under the Agreement or to the Trustee for the benefit of the Noteholders under the Indenture or that has been terminated.

         10. Neither it nor the Issuer is aware of any judgment, ERISA or tax lien filings against either it or the Issuer.

         11. None of the Trust Accounts are in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the securities intermediary of any Trust Account to comply with entitlement orders of any person other than the Trustee.

         12. The Lock-Box Account is not the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the bank maintaining the Lock-Box Account to comply with instructions of any person other than the Trustee.

         13. Survival of Perfection Representations. Notwithstanding any other provision of the Agreement or any other Related Document, the representations and warranties contained in this Schedule B shall be continuing, and remain in full force and effect (notwithstanding any termination or replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all Secured Obligations under the Related Documents have been finally and fully paid and performed.

         14. No Waiver. The parties to the Agreement shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations or warranties set forth in this Schedule B.

                                   SCHEDULE C

                         SERVICING POLICY AND PROCEDURES
                         -------------------------------

                                   SCHEDULE D

                   MAXIMUM OUTSTANDING NOTE PRINCIPAL BALANCE
                   ------------------------------------------

                                   SCHEDULE E

                             PROBABILITY OF SURVIVAL
                             -----------------------